                                                                   EXHIBIT 10.31
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                              MDMI HOLDINGS, INC.,

                       MEDICAL DEVICE MANUFACTURING, INC.,

                           THE GUARANTORS NAMED HEREIN

                                       AND

                           THE PURCHASERS NAMED HEREIN


                          SECURITIES PURCHASE AGREEMENT


                              Senior Notes due 2008
                             of MDMI Holdings, Inc.


                    13.5% Senior Subordinated Notes due 2007
                      of Medical Device Manufacturing, Inc.


                                515,882 Shares of
                     Series AA Convertible Preferred Stock,
                    $16.00 Liquidation Preference Per Share,
                             of MDMI Holdings, Inc.


                            Dated as of May 31, 2000




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                                TABLE OF CONTENTS
                             (Not Part of Agreement)


                                                                                                     Page
                                                                                                     ----
PARAGRAPH 1.        AUTHORIZATION OF ISSUE OF SECURITIES...............................................1

PARAGRAPH 2.        PURCHASE AND SALE OF SECURITIES....................................................3

PARAGRAPH 3.        CONDITIONS PRECEDENT...............................................................4

PARAGRAPH 4.        COVENANTS..........................................................................5

PARAGRAPH 5.        REPRESENTATIONS AND WARRANTIES.....................................................9

PARAGRAPH 6.        REPRESENTATIONS AND AGREEMENT OF THE PURCHASERS...................................12

PARAGRAPH 7.        DEFINITIONS.......................................................................14

PARAGRAPH 8.        MISCELLANEOUS.....................................................................17


Exhibits
--------
Exhibit A-1   -   Form of Senior Note

Exhibit A-2   -   Form of Senior Subordinated Note

Exhibit A-3   -   Form of Anti-Dilution Agreement

Exhibit B-1   -   Certificate of Incorporation of Holding Company

Exhibit B-2   -   Shareholders' Agreement

Exhibit B-3   -   Statement of Designation

Exhibit B-4   -   Registration Rights Agreement

Exhibit C-1   -   Closing Documents

Exhibit C-2   -   Form of Opinion of Counsel

Exhibit D-1   -   Form of Senior Note Registration Rights Agreement

Exhibit D-2   -   Form of Senior Subordinated Note Registration Rights Agreement

Exhibit E     -   Capitalization of the Holding Company

                               MDMI HOLDINGS, INC.
                       MEDICAL DEVICE MANUFACTURING, INC.
                           THE GUARANTORS NAMED HEREIN


                          SECURITIES PURCHASE AGREEMENT


Ladies and Gentlemen:


                  Each of the undersigned, MDMI HOLDINGS, INC., a Colorado corporation (the "Holding Company"), MEDICAL DEVICE MANUFACTURING, INC. a Colorado corporation (the "Company") and the guarantors named on the signature pages hereto (the "Guarantors" and, together with the Holding Company and the Company, the "Issuers"), hereby agrees, jointly and severally, with the parties named on the signature pages hereto (collectively, the "Purchasers") as follows:


                  PARAGRAPH 1. AUTHORIZATION OF ISSUE OF SECURITIES.


                  1A. GENERAL. The Senior Notes due 2008 of the Holding Company (the "Senior Notes"), the 13.5% Senior Subordinated Notes of the Company (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes") and 515,882 shares of Series AA Convertible Preferred Stock of the Holding Company, $16.00 liquidation preference per share (the "Shares"), are being issued and sold in connection with the: (i) refinancing of the outstanding principal amount of existing indebtedness of the Company and UTI Corporation, a Pennsylvania corporation ("UTI"), being acquired by the Company on the date hereof; (ii) payment of the cash portion of the purchase price for UTI pursuant to the UTI acquisition documentation; and (iii) payment of fees and expenses incurred in connection with the acquisition of UTI. Capitalized terms used herein and not otherwise defined have the meanings specified in Paragraph 7.

                  1B. AUTHORIZATION OF SENIOR NOTES. The Holding Company has authorized the issuance of the Senior Notes in the aggregate principal amount of up to $44,313,137, of which an aggregate principal amount of $21.5 million will be issued on the Date of Closing, to be dated the date of issuance thereof, to mature on June 1, 2008, and to be in the form of Exhibit A-1 attached hereto. The term "Senior Notes" as used in this agreement (this "Agreement") shall include the promissory notes delivered pursuant to this Agreement on the Date of Closing, additional notes issued as pay-in-kind interest in lieu of cash interest pursuant to the terms of the Senior Notes or of the indenture governing the Senior Notes attached as Exhibit A thereto (the "Senior Note Indenture") and each such promissory note delivered in substitution or exchange for any other Senior Note pursuant to any such provision hereof, of such Senior Note or of the Senior Note Indenture. The Senior Notes will have the benefit of the Senior Note Registration Rights Agreement in the form of Exhibit D-1 attached hereto.

                  1C. AUTHORIZATION OF SENIOR SUBORDINATED NOTES. The Company has authorized the issuance of its Senior Subordinated Notes in the aggregate principal amount of $21.5 million, to be dated the date of issuance thereof, to mature on June 1, 2007, and to be in the form of Exhibit A-2 attached hereto. The term "Senior Subordinated Notes" as used in this Agreement shall include the promissory notes delivered pursuant to this Agreement and each such promissory note delivered in substitution or exchange for any other Senior Subordinated Note pursuant to any such provision hereof, of such Senior Subordinated Note or of the indenture governing the Senior Subordinated Notes attached as Exhibit A thereto (the "Senior Subordinated Note Indenture"). The Senior Subordinated Notes will have the benefit of the Senior Subordinated Note Registration Rights Agreement in the form of Exhibit D-2 attached hereto.

                  1D. AUTHORIZATION OF SHARES. The Holding Company has authorized the issuance of an aggregate of 322,426 Shares (the "Senior Shares") to the Purchasers in connection with the issuance and sale of Senior Notes and an aggregate of 193,456 Shares (the "Senior Subordinated Shares") to the Purchasers in connection with the issuance and sale of Senior Subordinated Notes in the amounts set forth on the signature pages to this Agreement, such Shares having the rights, restrictions, privileges and preferences set forth in the Certificate of Incorporation of the Holding Company in the form of Exhibit B-1 attached hereto (the "Certificate of Incorporation") and being subject to the provisions of the agreement (the "Shareholders' Agreement") as amended on May 31, 2000 among the Holding Company, KRG Capital Partners, LLC, Eric Pollock, Helene Pollock, the Helene Pollock Irrevocable Spousal Trust No. 1, the Helene Pollock Irrevocable Spousal Trust No. 2, George Archambault, Patricia Harrison, Donald Bothner, First Analysis Corporation and its affiliated investment funds, Infrastructure and Environmental Private Equity Fund III, L.P., Environmental and Information Technology Private Equity III, CMS Companies and any affiliated investment fund to which it may all or part of its interest in the Holding Company, the Purchasers and such other investors as may from time to time become a party to the Shareholders' Agreement in the form of Exhibit B-2 attached hereto. Holders of the Shares will have the benefit of the anti-dilution provisions set forth in the Anti-Dilution Agreement among the Holding Company and the Purchasers (the "Anti-Dilution Agreement") in the form of Exhibit A-3 attached hereto. The Shares will be issued under a certificate of designation filed with the Secretary of State of the State of Colorado (the "Statement of Designation") in the form of Exhibit B-3 attached hereto. Each Share will be convertible into one share (each an "Underlying Security") of common stock of the Holding Company, par value $.01 per share (the "Common Stock"), pursuant to the provisions of the Statement of Designation.

                  The Shares will be subject to the following optional redemption provisions:

                  (a) The Senior Shares may be redeemed, at the Holding Company's option and on such date that the Holding Company elects to redeem the Senior Notes pursuant to Paragraph 6(a) thereof, at the redemption price of $.01 per share, up to the following amount of Senior Shares (expressed as percentages of then outstanding Senior Shares) if redeemed during the periods set forth below:

         Date                                                      Percentage
         ----                                                      ----------
         Issue Date until May 31, 2001.......................        37.500%
         June 1, 2001 until May 31, 2002.....................        31.250%
         June 1, 2002 until May 31, 2003.....................        15.625%

                  (b) The Senior Subordinated Shares may be redeemed, at the Holding Company's option and on such date that the Company elects to redeem the Senior Subordinated Notes pursuant to Paragraph 7(a) thereof, at the redemption price of $.01 per share, up to the following amount of Senior Subordinated Shares (expressed as percentages of then Senior Subordinated Shares) if redeemed during the periods set forth below:

         Date                                                      Percentage
         ----                                                      ----------
         Issue Date until May 31, 2001........................       37.500%
         June 1, 2001 until May 31, 2002......................       31.250%
         June 1, 2002 until May 31, 2003......................       15.625%

                  (c) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each applicable Holder of Shares to be redeemed at such Holder's registered address. Shares chosen for redemption pursuant to clause (b) or (c) above shall be redeemed on a pro rata basis from all Holders of then outstanding Senior Shares or Senior Subordinated Shares, as the case may be.

                  1E. AUTHORIZATION OF UNDERLYING SECURITIES. The Underlying Securities have been duly authorized and duly reserved in sufficient numbers for issuance by the Holding Company upon conversion of the Shares. Upon conversion of the Shares, the Underlying Securities will have the benefit of the registration rights set forth in the Second Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") in the form of Exhibit B-4 attached hereto.

                  1F. AUTHORIZATION OF GUARANTEES. In connection with the issuance of the Senior Subordinated Notes, each of the Guarantors has authorized the issuance of its unconditional senior subordinated guarantee of the Senior Subordinated Notes in the form of Guarantee attached to Exhibit A-2 hereto (the "Guarantees").


                  PARAGRAPH 2. PURCHASE AND SALE OF SECURITIES.


                  2A. PURCHASE OF SECURITIES. Subject to and upon the terms and conditions herein set forth, each Purchaser agrees, severally and not jointly, to purchase from the Issuers Securities as set forth on the signature page hereto of such Purchaser, on May 31, 2000 (the "Date of Closing").

                  2B. PURCHASE PRICE ALLOCATION. The Holding Company and the Purchasers agree that the issue prices of the Senior Notes and the Senior Shares for U.S. federal income tax purposes are $805.00 per $1,000 principal amount of Senior Notes and $13.00 per Senior Share. The Issuers and the Purchasers agree that the issue prices of the Senior Subordinated Notes and the Senior Subordinated Shares for U.S. federal income tax purposes are $883.00 per $1,000 principal amount of Senior Subordinated Notes payable to the Company and $13.00 per Senior Subordinated Share payable to the Holding Company.


                  PARAGRAPH 3. CONDITIONS PRECEDENT.


                  3. CONDITIONS TO CLOSING. The obligation of each Purchaser to purchase and pay for the Notes to be purchased by it is subject to the satisfaction of the following conditions:

                  3A. DOCUMENTS TO BE DELIVERED. On or before the Date of Closing, the Purchasers shall have received all of the following, duly executed and delivered:

                  (i) the Securities being purchased by each Purchaser in the name and denomination set forth on the signature page hereto of such Purchaser;

                  (ii) a copy of the Credit Agreement substantially in the form to be executed and delivered on the Date of Closing;

                  (iii) certificates of the Secretary and of the Chairman of the Board or President of each of the Issuers dated the Date of Closing, which shall contain the names and signatures of the officers of each of the Issuers authorized to execute this Agreement and which shall certify to the truth, correctness and completeness of the following exhibits attached hereto as Exhibit C-1: (a) a copy of resolutions duly adopted by the Board of Directors of each of the Issuers, in each case in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Transaction Documents delivered or to be delivered in connection herewith on the part of the Issuers and the consummation of the transactions contemplated herein and therein, (b) a copy of the charter documents of each of the Issuers and all amendments thereto, certified by the appropriate official of the state of organization, and (c) a copy of the bylaws of each of the Issuers in effect on the Date of Closing;

                  (iv) a certificate (or certificates) as to the valid existence and good standing of each of the Issuers in its respective state of organization, issued by the appropriate authorities of such jurisdiction;

                  (v) a certificate of the President of the Holding Company and the Company dated the Date of Closing, in which each such officer certifies to the satisfaction of the conditions set out in subsections
         (i) and (ii) of Paragraph 3B and (y) the satisfaction of all conditions required by the Credit Agreement;

                  (vi) a favorable opinion of Hogan & Hartson L.L.P., counsel to the Issuers, dated the Date of Closing and substantially in the form set forth in Exhibit C-2, subject only to such qualifications, limitations or exceptions as may be acceptable to each of the Purchasers; and

                 (vii) certificates of each of the Issuers' good standing and due qualification to do business, issued by appropriate officials in any states where such Issuer's ownership or leasing of its properties or the conduct of its business requires such qualification.

                  On or before the Date of Closing, the Purchasers and Cahill Gordon & Reindel, counsel for the Purchasers, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Holding Company and its Subsidiaries as they shall reasonably request.

                  3B. REPRESENTATIONS; NO DEFAULT.

                   (i) All representations and warranties made by the Issuers in this Agreement shall be true and correct on and as of the Date of Closing as if such representations and warranties had been made on and as of such date, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

                  (ii) The Issuers shall have performed and complied with all agreements and conditions required in this Agreement to be performed or complied with by them on or prior to the Date of Closing.

                  3C. PURCHASE PERMITTED BY APPLICABLE LAWS. On the Date of Closing, the offer by the Issuers of, and the purchase of and payment for, the Securities, on the terms and conditions herein provided (including the use of the proceeds of the sale of the Securities by the Issuers) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

                  3D. PROCEEDINGS. On the Date of Closing, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

                  3E. OBLIGATIONS. The Issuers shall have satisfied any other obligations to the Purchasers required to be paid or complied with by them on or prior to the Date of Closing.


                  PARAGRAPH 4. COVENANTS.


                  4. COVENANTS. To induce the Purchasers to enter into this Agreement and purchase the Securities, the Issuers, jointly and severally, warrant, covenant and agree as follows:

                  4A. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Holding Company will furnish, or will cause to be furnished, to the Holders copies of the following financial statements, reports, notices and information, at the Holding Company's expense:

                   (i) those quarterly and annual financial reports of the Holding Company provided to the Company's senior lender at the same time as such financial reports are distributed to such senior lender;

                  (ii) promptly after (a) the sending or filing thereof, copies of all financial information, reports and notices which the Holding Company or any of its Subsidiaries send to any lenders under the Credit Agreement (other than borrowing notices and borrowing base certificates) and (b) the sending or filing thereof, all reports and registration statements which the Holding Company or any of its Subsidiaries file with the Securities and Exchange Commission or any national securities exchange; and

                 (iii) to the DLJ Holders, as soon as available and in any event within 30 days after the end of each month, monthly financial reports and such other information respecting the condition or operations, financial or otherwise, of the Holding Company and each of its Subsidiaries as any Holder may reasonably request.

                  4B. INFORMATION REQUIRED BY RULE 144A. The Issuers will, upon the request of any Holder, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes or Shares, provided that such information is in the possession of, or reasonably available to, the Issuers. For the purpose of this paragraph 4B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act. At the request of Holders of 25% or more of the aggregate principal amount of the Senior Notes or the Senior Subordinated Notes, as the case may be, the Holding Company in the case of the Senior Notes and, or the Company in the case of the Senior Subordinated Notes, will use its best efforts to cause such Notes to be eligible for participation in the book-entry system of The Depository Trust Company.

                  4C. INDEMNITY. Each of the Issuers, jointly and severally, agrees to indemnify each of the Purchasers, as debtholders or shareholders of the Issuers, as the case may be, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any of the Purchasers arising out of, resulting from or in any other way associated with the execution, delivery or performance of the Transaction Documents or such Purchaser's being a debtholder, shareholder, director or officer of the Issuers. The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by such holder, provided only that no Purchaser shall be entitled under this paragraph to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by such Purchaser's willful misconduct. If any Person (including the Issuers or any of their Affiliates) ever alleges such willful misconduct by a Purchaser, the indemnification provided for in this Paragraph 4C shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misconduct. As used in this Paragraph 4C the term "Purchaser" shall refer also to each director, officer, agent, attorney, employee, representative and Affiliate of such Purchaser.

                  4D. ADDITIONAL INTEREST ON THE NOTES.

                  (a) The Issuers and the Purchasers agree that the holders of Notes will suffer damages if the Holding Company or the Company (or the Guarantors pursuant to their Guarantees), as the case may be, fails to fulfill its obligations under Section 1 of the applicable Note Registration Rights Agreement and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below:

                   (i) if a registration statement relating to the Senior Notes or the Senior Subordinated Notes has not been filed on or prior to the date that is 45 days after the first written demand for the filing of such registration statement pursuant to Section 1(a)(1) of the applicable Note Registration Rights Agreement (the "Required Filing Date"), then commencing on the day after the Required Filing Date, Additional Interest shall be accrued on such Notes at a rate of .50% per annum;

                  (ii) if such registration statement is not declared effective on or prior to the date that is 90 days after the Required Filing Date, then commencing on the day after such date, Additional Interest shall be accrued on such Notes at a rate of .50% per annum; and

                 (iii) if (A) such registration statement has been declared effective and ceases to be effective at any time during the period in which it is required to remain effective pursuant to Section 1(c)(2) of the applicable Note Registration Rights Agreement or (B) a notice under
         Section 1(c)(7) of the applicable Note Registration Rights Agreement with respect to such registration statement is effective or required to be effective at a time when the aggregate number of days in any 365-day period for which all such notices issued or required to be issued pursuant to such section have been or were required to be in effect exceeds 30 days, whether or not consecutive, then Additional Interest shall be accrued on such Notes at a rate of .50% per annum immediately following the (y) day such registration statement ceases to be effective in the case of (A) above or (z) the date on which the 30-day limit is exceeded in the case of (B) above;

provided, however, that (1) upon the filing of such registration statement (in the case of (i) above), (2) upon the effectiveness of such registration statement (in the case of (ii) above), or (3) upon the effectiveness of such registration statement which had ceased to remain effective (in the case of (iii)(A) above) or, on the date on which a notice issued, or required to be issued, pursuant to Section 1(c)(7) of the applicable Note Registration Rights Agreement is no longer effective or required to be effective (in the case of (iii)(B) above), Additional Interest on such Notes as a result of such clause (i), (ii) or (iii) (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  (b) The Holding Company or the Company, as the case may be, shall notify the trustee under the applicable Indenture within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date") on the Senior Notes by the Holding Company or on the Senior Subordinated Notes by the Company (or the Guarantors pursuant to their Guarantees), as the case may be. Additional Interest shall be paid by depositing with the applicable trustee, in trust, for the benefit of the holders of the applicable Notes, on or before the semi-annual interest payment date provided in the applicable Indenture (whether or not any interest other than Additional Interest is then payable on such Notes), immediately available funds in sums sufficient to pay the Additional Interest then due to holders of Notes with respect to which such trustee serves. The Additional Interest due shall be payable on each interest payment date to the record holders of such Notes who would be entitled to receive the interest payment to be made on such date as set forth in such applicable Indenture. Each obligation to pay Additional Interest shall be deemed to accrue on the applicable Event Date. Additional Interest on such Notes may not exceed in the aggregate 1.0% per annum.

                  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate set forth in clauses (i),
(ii) and (iii) above by the principal amount of such Notes, in each case, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on a basis of a 360-day year comprised of twelve 30-day months) and the denominator of which is 360.

                  4E. BOARD OF DIRECTORS.

                  (a) From and after the Date of Closing, each of the Issuers shall take all such action as may be necessary, including, without limitation, increasing the number of directors comprising such Issuer's Board of Directors, so as to allow for the nomination and election of the Additional Director as soon as practicable after the execution of this Agreement.

                  (b) As long as the DLJ Holders own at least (i) 25% of the aggregate principal amount of the Notes acquired by them on the Date of Closing or (ii) 3.5% of the Holding Company's outstanding Common Stock on a fully diluted basis, the DLJ Holders will have the right to have the Additional Director nominated to each Issuer's Board of Directors. The Issuers agree to pay the reasonable out-of-pocket expenses incurred by the Additional Director in connection therewith.

                  (c) The Issuers shall promptly furnish to the Additional Director all information distributed to other directors in their capacities as directors of the Issuers.

                  (d) The Issuers shall obtain and cause to be maintained in effect, within 90 days of the Date of Closing, with financially sound insurers, a policy of directors' and officers' liability insurance in an amount and upon such terms as are reasonably acceptable to the Board of Directors of the Issuers.

                  (e) Each of the Issuer's charter or by-laws, or both, shall to the fullest extent permitted by law provide for indemnification of, and advancement of expenses to, and limitation of the personal liability of, the directors of the Issuers or such other person or persons, if any, who, pursuant to a provision of such charter, exercise or perform any of the powers or duties otherwise conferred or imposed upon such directors, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the Additional Director until at least 6 years following the date that the Additional Director is no longer serving as a director pursuant to this Paragraph 4E.


                  PARAGRAPH 5. REPRESENTATIONS AND WARRANTIES.


                  5. REPRESENTATIONS AND WARRANTIES. To induce the Purchasers to enter into this Agreement and to purchase the securities, the Issuers, jointly and severally, represent and warrant as follows:

                  5A. ORGANIZATION AND GOOD STANDING. Each of the Holding Company and its Subsidiaries is duly incorporated, validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  5B. AUTHORIZATION. Each of the Issuers has taken all corporate action necessary to authorize the execution and delivery by it of each of this Agreement and the other Transaction Documents to which it is a party and to authorize the consummation of the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder.

                  5C. NO CONFLICTS OR CONSENTS. The execution, delivery and performance of the Transaction Documents, compliance by each of the Issuers with all the provisions hereof and thereof (to which it is a party) and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Holding Company or any of its Subsidiaries or any agreement, indenture or other instrument to which the Holding Company or any of its Subsidiaries is a party or by which the Holding Company or any of its Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Holding Company or any of its Subsidiaries or their respective property.

                  5D. ENFORCEABLE OBLIGATIONS. Each of the Transaction Documents constitutes a valid and legally binding agreement of each of the Holding Company and the Company (to which it is a party), enforceable against it in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto), except that enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

                  5E. SENIOR NOTES. The Senior Notes have been duly and validly authorized by the Holding Company and, when executed by the Holding Company in accordance with the provisions thereof, and delivered to and paid for by the Purchasers in accordance with the terms hereof, will be entitled to the benefits thereof and will constitute valid and binding obligations of the Holding Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

                  5F. SENIOR SUBORDINATED NOTES. The Senior Subordinated Notes have been duly and validly authorized by the Company and, when executed by the Company in accordance with the provisions thereof, and delivered to and paid for by the Purchasers in accordance with the terms hereof, will be entitled to the benefits thereof and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

                  5G. SHARES. The Shares have been duly and validly authorized and issued by the Holding Company and, when delivered to and paid for by the Purchasers in accordance with the terms hereof, will be fully paid and non-assessable and not subject to any preemptive or similar rights. The capitalization of the Holding Company on the Date of Closing is set forth on Exhibit E hereto. On the Date of Closing, the Senior Shares will represent 5% of the Fully Diluted Common Equity and the Senior Subordinated Shares will represent 3% of the Fully Diluted Common Equity. The Shares have been issued under the Statement of Designation.

                  5H. UNDERLYING SECURITIES.

                  The Underlying Securities have been duly authorized and duly reserved in sufficient numbers for issuance by the Holding Company upon conversion of the Shares and, when issued upon conversion of the Shares in accordance with the terms of the Statement of Designation, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Securities is not and upon issuance will not be subject to any preemptive rights or similar rights.

                  5I. GUARANTEES. The Guarantees have been duly and validly authorized by each of the Guarantors and, when executed by each Guarantor and affixed to the Senior Subordinated

Notes, will be entitled to the benefits thereof and will constitute valid and binding obligations of each such Guarantor enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

                  5J. NO CONFLICT. Neither the Holding Company nor any of its Subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Holding Company and its Subsidiaries, taken as a whole, to which the Holding Company or any of its Subsidiaries is a party or by which the Holding Company or any of its Subsidiaries or property is bound except for such violations or defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  5K. FINANCIAL STATEMENTS. The financial statements, together with related schedules and notes contained in the Exchange Act Reports, present fairly the consolidated financial position, results of operations and changes in financial position of the Holding Company on the basis stated in the Exchange Act Reports at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Exchange Act Reports is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Holding Company.

                  5L. NO UNDISCLOSED LIABILITIES. Except as fully reflected or reserved against in the financial statements and the notes thereto referred to in Paragraph 5K, there are no liabilities or obligations with respect to the Holding Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to the Holding Company and its Subsidiaries, taken as a whole. The Issuers do not know of any basis for the assertion against the Holding Company or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in such financial statements which, either individually or in the aggregate, could reasonably be expected to be material to the Holding Company and its Subsidiaries, taken as a whole.

                  5M. FULL DISCLOSURE. There is no fact known to the Issuers that has not been disclosed to the Purchasers which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  5N. INVESTMENT COMPANY. Neither the Holding Company nor any of its Subsidiaries is, or upon application of the proceeds from the sale of the Notes will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5O. OFFERING OF SECURITIES. Except for solicitations to no more than 20 offerees reasonably believed by the Issuers to be "accredited investors" as such term is defined in Regulation D of the Securities Act, neither the Issuers nor any agent acting on their behalf has, directly or indirectly, offered the Securities or any similar security of the Issuers for sale to, or solicited any offers to buy the Securities or any similar security of the Issuers from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, and neither the Issuers nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Securities to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction in such a manner as to require that the Securities actually be registered.

                  5P. USE OF PROCEEDS. Neither the Holding Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Securities will be used as set forth in Paragraph 1A. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Holding Company nor any agent acting on its behalf has taken or will take any action which could reasonably be expected to cause this Agreement or the Securities to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                  5Q. OTHER REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Credit Agreement are true and correct as of the date hereof and as of the Date of Closing as if made on each such date.

                  Any certificate signed by any officer of any Issuer pursuant to this Agreement or the Credit Agreement and delivered to any Purchaser or to counsel for the Purchasers shall be deemed a representation and warranty by the Issuers to each Purchaser as to the matters covered thereby.


                  PARAGRAPH 6. REPRESENTATIONS AND AGREEMENT OF THE PURCHASERS.


                  6A. ACKNOWLEDGMENTS OF THE PURCHASERS. Each Purchaser understands and acknowledges to the Issuers that:

                  (i) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act;

                  (ii) there is no existing public or other market for the Securities and there can be no assurance that such Purchaser will be able to sell or dispose of such Purchaser's Securities;

                 (iii) the Securities have not been registered under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement;

                  (iv) if any transfer of the Securities is to be made in reliance on an exemption under the Securities Act, the Issuers may require an opinion of counsel reasonably satisfactory to it that such transfer may be made pursuant to an exemption under the Securities Act; and

                  (v) that the Securities will have the legends contained on the forms thereof attached as exhibits hereto.

                  6B. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser, severally and not jointly, represents and warrants to the Issuers that:

                  (i) the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution of such Securities or any interest therein in violation of the Securities Act;

                  (ii) it is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and such Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Securities;

                  (iii) it has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the Securities, has had all such questions answered to its satisfaction and has been supplied all additional information as it has requested; and

                  (iv) the execution, delivery, and performance of this Agreement is within such Purchaser's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise).

                  6C. COVENANTS AND AGREEMENTS OF THE PURCHASERS. Each Purchaser, severally and not jointly, covenants and agrees that:

                  (a) it will not sell, assign, transfer, convey or otherwise dispose of its Senior Notes until the earlier of the fifth anniversary of the Date of Closing or upon an initial public equity offering of the Holding Company without the prior consent of the Holding Company, which consent will not be unreasonably withheld or delayed; and

                  (b) it will not sell, assign, transfer, convey or otherwise dispose of its Senior Subordinated Notes until the earlier of the fifth anniversary of the Date of Closing or upon an initial public equity offering of the Company without the prior consent of the Company, which consent will not unreasonably withheld or delayed.

                  PARAGRAPH 7. DEFINITIONS.


                  7. DEFINITIONS. For the purpose of this Agreement, capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Indentures. The following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADDITIONAL DIRECTOR" shall mean any person chosen by the DLJ Holders and reasonably acceptable to the Company to be added to the Company's Board of Directors as provided for herein.

                  "AGREEMENT" has the meaning set forth in Paragraph 1B.

                  "ALL OR SUBSTANTIALLY ALL" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

                  "ANTI-DILUTION AGREEMENT" has the meaning set forth in Paragraph 1D.

                  "COMMON STOCK" has the meaning set forth in Paragraph 1D.

                  "COMPANY" has the meaning set forth in the introductory paragraph to this Agreement.

                  "CREDIT AGREEMENT" means the credit agreement, dated as of May 31, 2000, among the Company, Bank of America, N.A., as administrative agent and lender, Fleet Bank, as syndication agent and lender, Dresdner Bank AG, New York Branch and Grand Cayman Branch, as documentation agent and lender, and the other lenders party thereto.

                  "DATE OF CLOSING" has the meaning set forth in Paragraph 2A.

                  "DLJ HOLDERS" means DLJ Investment Partners, L.P. II and any Affiliate thereof holding Notes.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FISCAL QUARTER" shall mean a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

                  "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

                  "FULLY DILUTED COMMON EQUITY" on any date means the total number of shares of Common Stock of the Holding Company plus the total number of shares of Common Stock of the Holding Company into which convertible securities of the Holding Company or any of its Subsidiaries are exercisable which are outstanding on such date.

                  "GUARANTEES" has the meaning set forth in Paragraph 1F.

                  "GUARANTORS" has the meaning set forth in the introductory paragraph to this Agreement.

                  "HOLDER" means any holder of Securities from time to time.

                  "HOLDING COMPANY" has the meaning set forth in the introductory paragraph to this Agreement.

                  "INDENTURE" means the Senior Note Indenture or the Senior Subordinated Note Indenture, as applicable.

                  "ISSUERS" has the meaning set forth in the introductory paragraph to this Agreement.

                  "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Indebtedness owed to such Person or any other arrangement with such creditor which provides for the payment of such Indebtedness out of such property or assets or which allows such Person to have such Indebtedness satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect to the business, condition (financial or otherwise), assets, liabilities or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or the ability or obligation of the Company to perform on a timely basis its obligations under this Agreement or the other Transaction Documents.

                  "NOTE REGISTRATION RIGHTS AGREEMENT" means the Senior Note Registration Rights Agreement or the Senior Subordinated Note Registration Rights Agreement, as applicable.

                  "NOTES" has the meaning set forth in Paragraph 1A.

                  "PURCHASERS" has the meaning set forth in the introductory paragraph to this Agreement.

                  "SECURITIES" means each of the Senior Notes, the Senior Subordinated Notes, the Shares and the Guarantees.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR NOTE INDENTURE" has the meaning set forth in Paragraph 1B.

                  "SENIOR NOTE REGISTRATION RIGHTS AGREEMENT" means the Note Registration Rights Agreement by and among the Holding Company and the Purchasers, dated the Date of Closing, in the form of Exhibit D-1 hereto, as amended or supplemented from time to time.

                  "SENIOR NOTES" has the meaning set forth in Paragraph 1A.

                  "SENIOR SHARES" has the meaning set forth in Paragraph 1D.

                  "SENIOR SUBORDINATED NOTE INDENTURE" has the meaning set forth in Paragraph 1C.

                  "SENIOR SUBORDINATED NOTE REGISTRATION RIGHTS AGREEMENT" means the Note Registration Rights Agreement by and among the Company, the Guarantors and the Purchasers, dated the Date of Closing, in the form of Exhibit D-2 hereto, as amended or supplemented from time to time.

                  "SENIOR SUBORDINATED NOTES" has the meaning set forth in Paragraph 1A.

                  "SENIOR SUBORDINATED SHARES" has the meaning set forth in Paragraph 1D.

                  "SHAREHOLDERS' AGREEMENT" has the meaning set forth in Paragraph 1D.

                  "SHARES" has the meaning set forth in Paragraph 1A.

                  "STATEMENT OF DESIGNATION" has the meaning set forth in Paragraph 1D.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Senior Notes, the Senior Subordinated Notes, the Guarantees, the Shares, the Anti-Dilution Agreement, the Senior Note Registration Rights Agreement, the Senior Subordinated Note Registration Rights Agreement, the Shareholders' Agreement, the Statement of Designation, the Registration Rights Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

                  "TRANSFEREE" means any direct or indirect transferee of all or any part of any Security purchased under this Agreement.

                  "UNDERLYING SECURITY" has the meaning set forth in Paragraph
1D.

                  "UTI" has the meaning set forth in Paragraph 1A.

                  7A. TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent financial statements contained in the Holding Company's Exchange Act Reports, except as set forth in such unaudited statements.

                  PARAGRAPH 8. MISCELLANEOUS.


                  8. MISCELLANEOUS.

                  8A. EXPENSES. The Issuers, jointly and severally, agree, whether or not the transactions contemplated hereby or the other Transaction Documents shall be consummated, to pay, and save the Purchasers and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions promptly (and, in any event, within 30 days after any invoice or other statement or notice), including (i) all reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to the Purchasers, in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) all document production and duplication charges and the reasonable fees and expenses of one counsel engaged by the Purchasers or such Transferees in connection with any subsequent proposed modification of, or proposed consent under, this Agreement or the other Transaction Documents whether or not such proposed modification shall be effected or proposed consent granted, and (iii) the costs and expenses, including reasonable attorneys' fees, incurred by the Purchasers or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or by reason of the Purchasers' or such Transferee's having acquired any Security, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Issuers under this Paragraph 8A shall survive the transfer of any Security or portion thereof or interest therein by any Purchaser or any Transferee, and the payment of any Security.

                  8B. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and an Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such Issuer has obtained the written consent of each of the holders of Securities purchased hereunder.

                  8C. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Issuers in connection herewith shall survive the execution and delivery of this Agreement, the Securities, the transfer by any Purchaser of any Security or portion thereof or interest therein, the payment of any Security, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Issuers and supersede all prior agreements and understandings relating to the subject matter hereof.

                  8D. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                  8E. NOTICES. All notices or other communications provided for hereunder shall be in writing and sent by telecopy or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to it at the address specified for such communications on the signature pages hereof, or at such other address as such Purchaser shall have specified to the Holding Company in writing, (ii) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to the Holding Company in writing or, if any such other Holder shall not have so specified an address to the Holding Company, then addressed to such other Holder in care of the last Holder which shall have so specified an address to the Holding Company and (iii) if to the Issuers, addressed to the Holding Company at 200 West 7th Avenue, Collegeville, Pennsylvania 19426, Attention: Chief Financial Officer, or at such other address as the Holding Company shall have specified to the Holder of each Security in writing.

                  8F. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Holders, the determination of such satisfaction shall be made by the Holders in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                  8G. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Issuers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the Issuers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Paragraph 8E, such service to become effective five (5) after such mailing. Each of the Issuers hereby irrevocably appoints CT Corporation System and such other persons as may hereafter be selected by CT Corporation System irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. Each of the Issuers hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Transaction Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  8H. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8I. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  8J. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Holding Company whereupon this letter shall become a binding agreement by and among the Issuers and each of you.


                                          Very truly yours,

                                          MDMI HOLDINGS, INC.



                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President


                                          MEDICAL DEVICE MANUFACTURING, INC.



                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President


                                          GUARANTORS

                                          G & D, INC., d/b/a STAR GUIDE
                                            CORPORATION


                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President

                                          MEDICAL ENGINEERING RESOURCES, LTD.


                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President


                                          NOBLE-MET, LTD.


                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President


                                          UTI CORPORATION


                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President


                                          UTI ACQUISITION CORP.


                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President


                                          SPECTRUM MANUFACTURING, INC.


                                          By: /s/ BRUCE L. ROGERS
                                             ----------------------------------
                                             Name: Bruce L. Rogers
                                             Title: Vice President

                      SIGNATURE PAGE TO PURCHASE AGREEMENT


Accepted and Agreed as of the
date first above written:


DLJ INVESTMENT PARTNERS II, L.P.                Principal Amount of Senior Notes
                                                  Purchased: $11,366,000
By:   DLJ INVESTMENT PARTNERS II, INC., as
      managing general partner                  Principal Amount of Senior
                                                  Subordinated Notes Purchased:
                                                  $11,366,000

                                                Senior Shares Purchased: 170,451
By: /s/ IVY DODES
   -------------------------------------        Senior Subordinated Shares
   Name: Ivy Dodes                                Purchased:  102,271
   Title: Vice President

Address of Purchaser:

Mr. John Moriarty
DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7552

Designated Bank: Citibank, N.A.

ABA Number: 021-000-089

Address: 111 Wall Street
         New York, NY  10005

Account No.: 4061-0209

Attention: Fran Argento

Taxpayer I.D. Number: 13-3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Securities are to be registered, if different than name of Purchaser)


-------------------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT


Accepted and Agreed as of the
date first above written:

DLJ INVESTMENT FUNDING II, INC.          Principal Amount of Senior Notes
                                           Purchased: $2,150,000

                                         Principal Amount of Senior Subordinated
By: /s/ IVY DODES                          Notes Purchased: $2,150,000
   --------------------------------
   Name: Ivy Dodes                       Senior Shares Purchased: 32,243
   Title: Vice President
                                         Senior Subordinated Shares
                                           Purchased: 19,345


Address of Purchaser:

Mr. John Moriarty
DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7552

Designated Bank: Citibank, N.A.

ABA Number: 021-000-089

Address: 111 Wall Street
         New York, NY  10005

Account No.: 4061-0209

Attention: Fran Argento

Taxpayer I.D. Number: 13-3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Securities are to be registered, if different than name of Purchaser)


--------------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT


Accepted and Agreed as of the
date first above written:

DLJ ESC II L.P.                              Principal Amount of Senior Notes
                                               Purchased: $1,433,000
By: DLJ LBO PLANS MANAGEMENT
    CORPORATION, as                          Principal Amount of Senior
    general partner                            Subordinated Notes Purchased:
                                               $1,433,000

                                             Senior Shares Purchased: 21,490

By: /s/ IVY DODES                            Senior Subordinated Shares
   ----------------------------------          Purchased: 12,894
   Name: Ivy Dodes
   Title: Vice President

Address of Purchaser:

Mr. John Moriarty
DLJ ESC II L.P.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7552

Designated Bank: Citibank, N.A.

ABA Number: 021-000-089

Address: 111 Wall Street
         New York, NY  10005

Account No.: 4061-0209

Attention: Fran Argento

Taxpayer I.D. Number: 13-3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Securities are to be registered, if different than name of Purchaser)


---------------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT


Accepted and Agreed as of the
date first above written:

DLJ INVESTMENT PARTNERS, L.P.                  Principal Amount of Senior Notes
                                                 Purchased: $5,051,000
By:   DLJ INVESTMENT PARTNERS, INC., as
      managing general partner                 Principal Amount of Senior
                                                 Subordinated Notes Purchased:
                                                 $5,051,000

                                               Senior Shares Purchased: 75,747
By: /s/ IVY DODES
   ------------------------------------        Senior Subordinated Shares
   Name: Ivy Dodes                               Purchased: 45,449
   Title: Vice President


Address of Purchaser:

Mr. John Moriarty
DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7552

Designated Bank: Citibank, N.A.

ABA Number: 021-000-089

Address: 111 Wall Street
         New York, NY  10005

Account No.: 4061-0209

Attention: Fran Argento

Taxpayer I.D. Number: 13-3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Securities are to be registered, if different than name of Purchaser)

-------------------------------------

                      SIGNATURE PAGE TO PURCHASE AGREEMENT


Accepted and Agreed as of the
date first above written:

RELIASTAR FINANCIAL CORP.                     Principal Amount of Senior Notes
                                                Purchased: $1,500,000

                                              Principal Amount of Senior
By:   /s/ MARK S. JORDAHL                       Subordinated Notes Purchased:
      ---------------------------------         $1,500,000
      Name: Mark S. Jordahl
      Title: Senior Vice President            Senior Shares Purchased: 22,495

                                              Senior Subordinated Shares
                                                Purchased: 13,497

Address of Purchaser:

ReliaStar Investment Research, Inc.
100 Washington Square, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  Frank Pintens

Telecopy No.: (612) 342-3561

Designated Bank: Norwest Bank Minnesota, N.A.

ABA Number: 091000019

Address:


Account No.: 1042915 (Credit: ReliaStar Financial Corp.)

Attention: Securities Accounting

Taxpayer I.D. Number: 41-1620373
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Securities are to be registered, if different than name of Purchaser)


-------------------------------------

                             [Form of Senior Note]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH IS ATTACHED HERETO) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $805.00; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $195.00; (3) THE ISSUE DATE IS JUNE 1, 2000; (4) THE COMPANY ADOPTS AN ANNUAL ACCRUAL PERIOD; AND (5) THE YIELD TO MATURITY (COMPOUNDED ANNUALLY) IS 19.9867%.


                               MDMI HOLDINGS, INC.

                              SENIOR NOTES DUE 2008


No.                                                                $
    ---------                                                        -----------

         MDMI HOLDINGS, INC., as issuer, for value received promises to pay to _______________________, or registered assigns, the principal sum of
____________________________ Dollars ($_____________) on June 1, 2008.

         Interest Payment Date: June 1

         Record Date: May 15

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officer.

                                             MDMI HOLDINGS, INC.


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


Dated:                   , 2000
       ------------  ---

                                 (BACK OF NOTE)

                              SENIOR NOTES DUE 2008


         1. Incorporation by Reference of Provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture (as amended in accordance herewith, the "Indenture") attached hereto as Exhibit A. At all times during which an indenture is not required to be qualified under the TIA with respect to the Notes or the Indenture has not otherwise been executed and delivered, to the extent not inconsistent with any other terms of the Notes set forth herein, all of the terms and conditions of the Indenture shall be and are hereby incorporated by this reference in the Notes as if fully set forth herein, and shall be binding upon the Company and, by accepting a Note, each Holder and inure to the benefit of the Holders of the Notes, except that, to the extent that the Indenture requires (i) any notices, certificates or other items to be delivered by the Company to the Trustee or any Paying Agent, such notices, certificates or other items shall be delivered instead to each Holder, (ii) any notices, certificates or other items to be delivered by the Holders or lenders under the Credit Agreement (including any Representative) to the Trustee, such notices, certificates or other items shall be delivered instead by lenders under the Credit Agreement (including any Representative), as the case may be, to the Company (and, in respect of notices, certificates or other items delivered by lenders under the Credit Agreement (including any Representative), shall be delivered by the Company to each Holder), (iii) any notices, certificates or other items to be delivered by the Trustee to the Holders (other than the reports specified in Section 7.06 of the Indenture), such notices, certificates or other items shall be delivered instead by the Company to the Holders, (iv) any payments to be made by the Company to the Paying Agent for payment to Holders, such payments shall instead be paid directly by the Company to the applicable Holder in the same manner as set forth in Paragraph 3 below (with
Section 2.04 of the Indenture not to apply to any such payments), (v) approval of the form of Notes or notations, legends or endorsements thereon by the Trustee, the Holders of a majority in outstanding principal amount of the Notes shall instead approve such form and notations, legends or endorsements (the form of Notes delivered to the initial Holders on the date of original issuance of the Notes and notations, legends and endorsements thereon being deemed to have been so approved), (vi) any Note to be authenticated by the Trustee, the Notes shall instead be authenticated by the Company (the execution and delivery of any Note by manual signature of the Company to be deemed to constitute such authentication for all purposes), (vii) that a Person other than the Company and any Affiliate thereof act as Paying Agent for presentation or surrender of Notes for payment, the Company or an Affiliate thereof may nonetheless so act, (viii) the Company to initially appoint the Trustee as Registrar, Paying Agent (to the extent of acting as agent for receiving surrender or presentations of, but not deposits of payments on, Notes) and agent for service of demands and notices in connection with the Notes, the Company instead hereby appoints its office specified in the Indenture for such purpose (with Section 2.04 of the Indenture not to apply thereto), (ix) Notes to be canceled by the Trustee, such Notes shall instead be canceled by the Company, (x) the Opinions of Counsel to be delivered to the Trustee pursuant to Section 5.01 and Article 8 of the Indenture shall instead be delivered to the Holders, (xi) any Notes to be surrendered or forwarded to the Trustee or any Paying Agent, such Notes shall be surrendered or forwarded instead to the Company, (xii) any notices, certificates or other items to be delivered by the Holders to the Paying Agent, such notices, certificates or other items shall be delivered instead to the Company, and (xiii) Notes to be redeemed upon a partial redemption to be selected by the Trustee, such Notes shall be selected instead by the Company.

         2. Interest. MDMI Holdings, Inc., a Colorado corporation (the "Company," which term includes any successor entity), promises to pay interest on the principal amount of this Note at the rate of 15.563% per annum prior to June 1, 2005, and 16.101% per annum thereafter (i) on each Interest Payment Date through and including June 1, 2005, in the form of PIK Interest and (ii) on each Interest Payment Date thereafter, in the form of Cash Interest; provided that, in connection with any redemption or repurchase of the Notes as permitted or required by the Indenture and upon acceleration of the Notes, all accrued interest shall be payable solely in cash. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 1, 2000 (the "Issue Date"). The Company will pay interest annually in arrears on the Interest Payment Date, commencing June 1, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         3. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and Cash Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and Cash Interest by its check payable in such U.S. Legal Tender. The Company may deliver any interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         4. Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         5. Indenture. In the event an indenture is required to be qualified under the Trust Indenture Act of 1939 (U.S. Code Sections 77aaa-77bbbb), as amended from time to time (the "TIA"), with respect to the Notes, or upon the request of holders of in excess of 25% in principal amount of outstanding Notes, the Company shall and at any other time the Company, in its sole discretion, may appoint a Trustee who satisfies the eligibility requirements set forth in Section 7.10 of the Indenture and, in any such event, the Company shall take whatever actions are necessary to cause an indenture substantially in the form of Exhibit A attached hereto to be executed and delivered by the Company and the Trustee and to be qualified under the TIA. In such event, (i) this Note shall be deemed to be one of an issue of Notes of the Company issued under the Indenture; (ii) the terms of the Notes shall be deemed to include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as amended from time to time; and (iii) the Notes shall be subject to all such terms. Holders of Notes are referred to the Indenture and the TIA for a statement of all such terms. In such event, the Company may require holders of the Notes, and each Holder by his or her acceptance hereof agrees upon the Company's request, to surrender to the Trustee all Notes in the form hereof in exchange for replacement Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture.

         The Notes are limited in aggregate principal amount to $44,313,137; provided that (a) the aggregate principal amount of Notes issued on the Issue Date shall be limited to $21,500,000 and (b) the aggregate principal amount of Notes issued as PIK Interest pursuant to Section 2.12 of the Indenture shall not exceed $22,813,137, except in each case as provided in Section 2.07 of the Indenture.

         6. Redemption.

         (a) Optional Redemption. The Company, at its option, may redeem this Note, in whole at any time or in part from time to time, at a redemption price equal to (i) 107.500% of the principal amount hereof if redeemed on or prior to the fifth anniversary of the Issue Date, (ii) 105.625% of the principal amount hereof if redeemed after the fifth anniversary of the Issue Date and on or prior to the sixth anniversary of the Issue Date, (iii) 103.750% of the principal amount hereof if redeemed after the sixth anniversary of the Issue Date and on or prior to the seventh anniversary of the Issue Date and (iv) 101.875% of the principal amount hereof if redeemed after the seventh anniversary of the Issue Date, plus, in each case, accrued and unpaid interest hereon, if any, to the date of redemption.

         (b) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

         7. Payment.

         (a) Mandatory Payment. The Notes will be subject to a mandatory payment on June 1, 2006 (the "Mandatory Payment Date") in an amount equal to $33,000,000 (the "Mandatory Payment Price") consisting of: (i) $24,487,708 principal amount of Notes being repaid; (ii) $1,377,434 premium paid on such Notes (5.625% of the principal amount of the Notes being repaid); and (iii) interest totaling $7,134,858. The Mandatory Payment Price includes the Cash Interest to be paid on the June 1, 2006 Interest Payment Date. Such payment will be made on a pro rata basis.

         (b) Notice of Mandatory Payment. Notice of mandatory payment will be mailed at least 30 days but not more than 60 days before the Mandatory Payment Date to each Holder of Notes to be repaid at such Holder's registered address. The Company will otherwise comply with the provisions set forth in Article 3 of the Indenture.

         Except as set forth in the Indenture, if monies for the mandatory payment of the Notes shall have been deposited with the Paying Agent for payment on the Mandatory Payment Date, then, unless the Company defaults in the payment of such Mandatory Payment Price, the Notes called for mandatory payment will cease to bear interest from and after the Mandatory Payment Date and the only right of the Holders of such Notes will be to receive payment of the Mandatory Payment Price.

         8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture requires to the Company to make offers to purchase amounts of the Notes at the times and in accordance with the provisions set forth in the Indenture.

         9. Registration Rights. Pursuant to the Note Registration Rights Agreement, in certain instances, the Company will be obligated to register this Note under the Securities Act.

         10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000, except as may be required to issue additional Notes as provided in Paragraph 2. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         12. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in Section 9.02(b) of the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Company, when authorized by a Board Resolution, may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture, comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, make any change that would provide any additional benefit or rights to the Holders, make any other change that does not adversely affect in any material respect the rights of any Holder of a Note as provided in the Indenture.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         15. Defaults and Remedies. Events of Default shall be as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

         16. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations of their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration of the issuance of the Notes.

         17. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW Section 5-1401).

         18. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         19. Provisions of Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: MDMI Holdings, Inc., 200 West 7th Avenue, Collegeville, PA 19426, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                      Signed:
      -------------                ----------------------------------
                                   (Sign exactly as your name
                                   appears on the other side
                                   of this Note)

Signature Guarantee:
                           -----------------------------------------------------

                           Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 1, 2002, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(3)  __   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which is attached below); or

(4)  __   outside the United states to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act; or

(5)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  __   pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, (except with respect to transfers of at least $250,000 if box (3) is checked), certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.


Date:                                 Signed:
      ------------------                      ------------------------------
                                              (Sign exactly as your name
                                              appears on the other side
                                              of this Note)

Signature Guarantee:
                       ---------------------------------------------------------

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
      ----------------------                 -----------------------------------
                                             NOTICE: To be executed by an
                                                     executive officer

                         [FORM OF LETTER TO BE COMPLETED
                      BY PURCHASER IF (3) ABOVE IS CHECKED]


Ladies and Gentlemen:

                  1. The undersigned understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Notes and in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act.

                  2. The undersigned understands that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if it should sell, pledge or otherwise transfer any Notes it will do so only (1) (w) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company so requests), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (z) pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and the undersigned further agrees to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. The undersigned understands that, on any proposed resale of any Notes, it may be required to furnish the Company such certification and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Notes purchased by it will bear a legend to the foregoing effect.

                  4. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and the undersigned and any accounts for which it is acting are each able to bear the economic risk of our or its investment, as the case may be.

                  5. The undersigned is acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which the undersigned exercises sole investment discretion.


Date:
      ------------------------                 ---------------------------------
                                               NOTICE:  To be signed by an
                                                        executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                           Section 4.14 [     ]
                           Section 4.15 [     ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$
  ----------------------



Dated:
       -----------------            --------------------------------------------

                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:
                           -----------------------------------------------------

                           Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       [Form of Senior Subordinated Note]


THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH IS ATTACHED HERETO) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $883.00; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $117.00; (3) THE ISSUE DATE IS JUNE 1, 2000; (4) THE COMPANY ADOPTS A SEMI-ANNUAL ACCRUAL PERIOD; AND (5) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 16.3681%.


                       MEDICAL DEVICE MANUFACTURING, INC.

                    13.5% SENIOR SUBORDINATED NOTES DUE 2007


No.                                                              $
    -------                                                        ------------

                  MEDICAL DEVICE MANUFACTURING, INC., as issuer, for value received promises to pay to _____________________, or registered assigns, the principal sum of ________________________ Dollars ($___________) on June 1,
2007.

                  Interest Payment Dates: June 1 and December 1

                  Record Dates: May 15 and November 15

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officer.

                                   MEDICAL DEVICE MANUFACTURING, INC.


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


Dated:                   , 2000
       ------------  ---

                                 (BACK OF NOTE)

                    13.5% SENIOR SUBORDINATED NOTES DUE 2007


                  1. Incorporation by Reference of Provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture (as amended in accordance herewith, the "Indenture") attached hereto as Exhibit A. At all times during which an indenture is not required to be qualified under the TIA with respect to the Notes or the Indenture has not otherwise been executed and delivered, to the extent not inconsistent with any other terms of the Notes set forth herein, all of the terms and conditions of the Indenture shall be and are hereby incorporated by this reference in the Notes as if fully set forth herein, and shall be binding upon the Company and, by accepting a Note, each Holder and inure to the benefit of the Holders of the Notes, except that, to the extent that the Indenture requires (i) any notices, certificates or other items to be delivered by the Company or any Guarantor to the Trustee or any Paying Agent, such notices, certificates or other items shall be delivered instead to each Holder, (ii) any notices, certificates or other items to be delivered by the Holders or the holders of Senior Debt or Senior Guarantees (including any Representative) to the Trustee, such notices, certificates or other items shall be delivered instead by the Holders or the holders of Senior Debt or Senior Guarantees (including any Representative), as the case may be, to the Company (and, in respect of notices, certificates or other items delivered by the holders of Senior Debt or Senior Guarantees (including any Representative), shall be delivered by the Company to each Holder), (iii) any notices, certificates or other items to be delivered by the Trustee to the Holders (other than the reports specified in Section 7.06 of the Indenture), such notices, certificates or other items shall be delivered instead by the Company to the Holders, (iv) any payments to be made by the Company to the Paying Agent for payment to Holders, such payments shall instead be paid directly by the Company to the applicable Holder in the same manner as set forth in Paragraph 3 below (with
Section 2.04 of
the Indenture not to apply to any such payments), (v) approval of the form of Notes, Guarantees or notations, legends or endorsements thereon by the Trustee, the Holders of a majority in outstanding principal amount of the Notes shall instead approve such form and notations, legends or endorsements (the form of Notes and Guarantees delivered to the initial Holders on the date of original issuance of the Notes and notations, legends and endorsements thereon being deemed to have been so approved), (vi) any Note to be authenticated by the Trustee, the Notes shall instead be authenticated by the Company (the execution and delivery of any Note by manual signature of the Company to be deemed to constitute such authentication for all purposes), (vii) that a Person other than the Company and any Affiliate thereof act as Paying Agent for presentation or surrender of Notes for payment, the Company or an Affiliate thereof may nonetheless so act, (viii) the Company to initially appoint the Trustee as Registrar, Paying Agent (to the extent of acting as agent for receiving surrender or presentations of, but not deposits of payments on, Notes) and agent for service of demands and notices in connection with the Notes, the Company instead hereby appoints its office specified in the Indenture for such purpose (with Section 2.04 of the Indenture not to apply thereto), (ix) Notes to be canceled by the Trustee, such Notes shall instead be canceled by the Company, (x) the Opinions of Counsel to be delivered to the Trustee pursuant to
Section 5.01 and Article 8 of the Indenture shall instead be delivered to the Holders, (xi) any Notes to be surrendered or forwarded to the Trustee or any Paying Agent, such Notes shall be surrendered or forwarded instead to the Company, (xii) any notices, certificates or other items to be delivered by the Holders to the Paying Agent, such notices, certificates or other items shall be delivered instead to the Company, and (xiii) Notes to be redeemed upon a partial redemption to be selected by the Trustee, such Notes shall be selected instead by the Company.

                  2. Interest. Medical Device Manufacturing, Inc., a Colorado corporation (the "Company," which term includes any successor entity), promises to pay interest on the principal amount of this Note at the rate of 13.5% per annum. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 1, 2000 (the "Issue Date"). The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing December 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  3. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  4. Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar (for purposes of receiving surrender or presentment of, but not deposits or payments on, Notes). The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  5. Indenture. In the event an indenture is required to be qualified under the Trust Indenture Act of 1939 (U.S. Code Sections 77aaa-77bbbb), as amended from time to time (the "TIA"), with respect to the Notes, or upon the request of holders of in excess of 25% in principal amount of outstanding Notes, the Company shall and at any other time the Company, in its sole discretion, may appoint a Trustee who satisfies the eligibility requirements set forth in Section 7.10 of the

Indenture and, in any such event, the Company shall take whatever actions are necessary to cause an indenture substantially in the form of Exhibit A attached hereto to be executed and delivered by the Company and the Trustee and to be qualified under the TIA. In such event, (i) this Note shall be deemed to be one of an issue of Notes of the Company issued under the Indenture; (ii) the terms of the Notes shall be deemed to include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as amended from time to time; and (iii) the Notes shall be subject to all such terms. Holders of Notes are referred to the Indenture and the TIA for a statement of all such terms. In such event, the Company may require holders of the Notes, and each Holder by his or her acceptance hereof agrees upon the Company's request, to surrender to the Trustee all Notes in the form hereof in exchange for replacement Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Notes are obligations of the Company initially limited to $21.5 million in aggregate principal amount.


                  6. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor, whether outstanding on the Issue Date of the Indenture or thereafter created, incurred, assumed or guaranteed.


                  7. Redemption.

                  (a) Optional Redemption. The Company, at its option, may redeem this Note, in whole at any time or in part from time to time, at a redemption price equal to (i) 106.75% of the principal amount hereof if redeemed prior to the fifth anniversary of the Issue Date, (ii) 104.50% of the principal amount hereof if redeemed on or after the fifth anniversary of the Issue Date and prior to the sixth anniversary of the Issue Date and (iii) 102.25% of the principal amount hereof if redeemed on or after the sixth anniversary of the Issue Date, plus, in each case, accrued and unpaid interest hereon, if any, to the date of redemption.

                  (b) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

                  8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture require to the Company to make offers to purchase amounts of the Notes at the times and in accordance with the provisions set forth in the Indenture.

                  9. Registration Rights. Pursuant to the Note Registration Rights Agreement, in certain instances, the Company will be obligated to register this Note under the Securities Act.

                  10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  12. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in Section 9.02(b) of the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Company, and the Guarantors, when authorized by a Board Resolution, may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture, comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, make any change that would provide any additional benefit or rights to the Holders, make any other change that does not adversely affect in any material respect the rights of any Holder of a Note or add or remove Guarantors as provided in the Indenture.

                  13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  15. Defaults and Remedies. Events of Default shall be as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

                  16. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  17. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).

                  18. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  19. Provisions of Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Medical Device Manufacturing, Inc., 200 West 7th Avenue, Collegeville, PA 19426, Attn: Chief Financial Officer.

                                ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                               Signed:
      ----------------------                -----------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Note)

Signature Guarantee:
                     ----------------------------------------------------------
                     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 1, 2002, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                  [Check One]

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the
          Securities Act; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which is attached below); or

(4)  __   outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  __   pursuant to the exemption from registration provided by Rule
          144 under the Securities Act; or

(6)  __   pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions (except with respect to transfers of at least $250,000 if box (3) is checked), certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.


Date:                                    Signed:
       -------------------------                 ------------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side
                                                 of this Note)

Signature Guarantee:
                      ---------------------------------------------------------
                      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
      --------------------------        ---------------------------------------
                                        NOTICE:  To be executed by an
                                                 executive officer

                        [FORM OF LETTER TO BE COMPLETED
                     BY PURCHASER IF (3) ABOVE IS CHECKED]



Ladies and Gentlemen:

                  1. The undersigned understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Notes and in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act.

                  2. The undersigned understands that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if it should sell, pledge or otherwise transfer any Notes it will do so only (1) (w) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company so requests), (x) to the Company, (y) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (z) pursuant to an effective registration statement under the Securities Act and (2) in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and the undersigned further agrees to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. The undersigned understands that, on any proposed resale of any Notes, it may be required to furnish the Company such certification and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Notes purchased by it will bear a legend to the foregoing effect.

                  4. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and the undersigned and any accounts for which it is acting are each able to bear the economic risk of our or its investment, as the case may be.

                  5. The undersigned is acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which the undersigned exercises sole investment discretion.


Date:
      ---------------------------            ----------------------------------
                                             NOTICE:  To be signed by an
                                                      executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                           Section 4.15 [ ]
                           Section 4.16 [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$
 ---------------------


Dated:
       ------------------    --------------------------------------------------
                             NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:
                       --------------------------------------------------------
                       Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         SENIOR SUBORDINATED GUARANTEE


                  Each of the undersigned (the "Guarantors") unconditionally guarantees on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, all in accordance with the terms set forth in Article Eleven of the Indenture and
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Guarantor to the Holders pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made. This Guarantee is limited under the Indenture to the extent necessary not to constitute a fraudulent conveyance.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantees by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

                  The Guarantee shall not be valid or obligatory for any purpose until the Notes upon which the Guarantee is noted shall have been executed by the Company by the manual signature of one of its authorized officers.


G & D, INC., d/b/a STAR                      UTI CORPORATION
    GUIDE CORPORATION

By:                                          By:
     -------------------------------              -----------------------------
     Name:                                        Name:
     Title:                                       Title:


MEDICAL ENGINEERING                          UTI ACQUISITION CORP.
    RESOURCES, LTD.

By:                                          By:
     -------------------------------              -----------------------------
     Name:                                        Name:
     Title:                                       Title:


NOBLE-MET, LTD.                              SPECTRUM MANUFACTURING, INC.

By:                                          By:
     -------------------------------              -----------------------------
     Name:                                        Name:
     Title:                                       Title:

================================================================================

                      [Form of Indenture for Senior Notes]








                                   ----------
                              MDMI HOLDINGS, INC.,
                                   as Issuer,


                                       and

                                   ----------

                   [                                       ],
                                   as Trustee



                                    INDENTURE


                         Dated as of                , 20



                       Up to $44,313,137 Originally Issued

                              Senior Notes due 2008



================================================================================

                              CROSS-REFERENCE TABLE

    TIA                                                                          Indenture
  Section                                                                         Section
  -------                                                                        ---------
310   (a)(1)...............................................................      7.10
      (a)(2)...............................................................      7.10
      (a)(3)...............................................................      N.A.
      (a)(4)...............................................................      N.A.
      (a)(5)...............................................................      7.08; 7.10
      (b)..................................................................      7.08; 7.10; 12.02
      (c)..................................................................      N.A.
311   (a)..................................................................      7.11
      (b)..................................................................      7.11
      (c)..................................................................      N.A.
312   (a)..................................................................      2.05
      (b)..................................................................      12.03
      (c)..................................................................      12.03
313   (a)..................................................................      7.06
      (b)(1)...............................................................      N.A.
      (b)(2)...............................................................      7.06
      (c)..................................................................      7.06; 12.02
      (d)..................................................................      7.06
314   (a)..................................................................      4.07; 4.08; 12.02
      (b)..................................................................      N.A.
      (c)(1)...............................................................      12.04
      (c)(2)...............................................................      12.04
      (c)(3)...............................................................      N.A.
      (d)..................................................................      N.A.
      (e)..................................................................      12.05
      (f)..................................................................      N.A.
315   (a)..................................................................      7.01(b)
      (b)..................................................................      7.05; 12.02
      (c)..................................................................      7.01(a)
      (d)..................................................................      7.01(c)
      (e)..................................................................      6.11
316   (a)(last sentence)...................................................      2.09
      (a)(1)(A)............................................................      6.05
      (a)(1)(B)............................................................      6.04
      (a)(2)...............................................................      N.A.
      (b)..................................................................      6.07
      (c)..................................................................      9.05
317   (a)(1)...............................................................      6.08
      (a)(2)...............................................................      6.09
      (b)..................................................................      2.04
318   (a)..................................................................      12.01
      (c)..................................................................      12.01

----------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                            Page
                                                                                                            ----
                                                   ARTICLE ONE

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.               Definitions.......................................................................1
SECTION 1.02.               Incorporation by Reference of TIA................................................28
SECTION 1.03.               Rules of Construction............................................................29

                                                   ARTICLE TWO

                                                    THE NOTES

SECTION 2.01.               Form and Dating..................................................................30
SECTION 2.02.               Execution and Authentication; Aggregate Principal Amount.........................30
SECTION 2.03.               Registrar and Paying Agent.......................................................32
SECTION 2.04.               Paying Agent To Hold Assets in Trust.............................................32
SECTION 2.05.               Noteholder Lists.................................................................33
SECTION 2.06.               Transfer and Exchange............................................................33
SECTION 2.07.               Replacement Notes................................................................34
SECTION 2.08.               Outstanding Notes................................................................34
SECTION 2.09.               Treasury Notes...................................................................35
SECTION 2.10.               Temporary Notes..................................................................35
SECTION 2.11.               Cancellation.....................................................................36
SECTION 2.12.               Payment of Interest; Defaulted Interest..........................................36
SECTION 2.13.               CUSIP Number.....................................................................37
SECTION 2.14.               Deposit of Moneys................................................................37
SECTION 2.15.               Persons Deemed Owners............................................................37

                                                                                                            Page
                                                                                                            ----
                                                  ARTICLE THREE

                                                   REDEMPTION

SECTION 3.01.               Notices to Trustee...............................................................38
SECTION 3.02.               Selection of Notes To Be Redeemed................................................38
SECTION 3.03.               Notice of Redemption.............................................................39
SECTION 3.04.               Effect of Notice of Redemption...................................................40
SECTION 3.05.               Deposit of Redemption Price......................................................40
SECTION 3.06.               Notes Redeemed in Part...........................................................41

                                                  ARTICLE FOUR

                                                    COVENANTS

SECTION 4.01.               Payment of Notes.................................................................41
SECTION 4.02.               Maintenance of Office or Agency..................................................42
SECTION 4.03.               Corporate Existence..............................................................42
SECTION 4.04.               Payment of Taxes and Other Claims................................................42
SECTION 4.05.               Maintenance of Properties and Insurance..........................................43
SECTION 4.06.               Compliance Certificate; Notice of Default........................................44
SECTION 4.07.               Compliance with Laws.............................................................45
SECTION 4.08.               SEC Reports......................................................................45
SECTION 4.09.               Waiver of Stay, Extension or Usury Laws..........................................47
SECTION 4.10.               Limitation on Restricted Payments................................................47
SECTION 4.11.               Limitation on Transactions with Affiliates.......................................51
SECTION 4.12.               Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred
                               Stock.........................................................................52
SECTION 4.13.               Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.....53
SECTION 4.14.               Change of Control................................................................54
SECTION 4.15.               Limitation on Asset Sales........................................................55
SECTION 4.16.               Limitation on Preferred Stock of Subsidiaries....................................60
SECTION 4.17.               Limitation on Liens..............................................................61
SECTION 4.18.               Limitation on Issuance of Shares of Subsidiaries.................................62
SECTION 4.19.               Conduct of Business..............................................................62

                                                                                                            Page
                                                                                                            ----
                                                  ARTICLE FIVE

                                              SUCCESSOR CORPORATION

SECTION 5.01.               Merger, Consolidation and Sale of Assets.........................................62
SECTION 5.02.               Successor Corporation Substituted................................................64

                                                   ARTICLE SIX

                                              DEFAULT AND REMEDIES

SECTION 6.01.               Events of Default................................................................65
SECTION 6.02.               Acceleration.....................................................................67
SECTION 6.03.               Other Remedies...................................................................68
SECTION 6.04.               Waiver of Past Defaults..........................................................68
SECTION 6.05.               Control by Majority..............................................................69
SECTION 6.06.               Limitation on Suits..............................................................69
SECTION 6.07.               Rights of Holders To Receive Payment.............................................70
SECTION 6.08.               Collection Suit by Trustee.......................................................70
SECTION 6.09.               Trustee May File Proofs of Claim.................................................70
SECTION 6.10.               Priorities.......................................................................71
SECTION 6.11.               Undertaking for Costs............................................................72

                                                  ARTICLE SEVEN

                                                     TRUSTEE

SECTION 7.01.               Duties of Trustee................................................................72
SECTION 7.02.               Rights of Trustee................................................................74
SECTION 7.03.               Individual Rights of Trustee.....................................................75
SECTION 7.04.               Trustee's Disclaimer.............................................................76
SECTION 7.05.               Notice of Default................................................................76
SECTION 7.06.               Reports by Trustee to Holders....................................................76
SECTION 7.07.               Compensation and Indemnity.......................................................77
SECTION 7.08.               Replacement of Trustee...........................................................78
SECTION 7.09.               Successor Trustee by Merger, Etc.................................................79
SECTION 7.10.               Eligibility; Disqualification....................................................80
SECTION 7.11.               Preferential Collection of Claims Against Company................................80

                                                                                                            Page
                                                                                                            ----
                                                  ARTICLE EIGHT

                                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.               Termination of the Company's Obligations.........................................81
SECTION 8.02.               Legal Defeasance and Covenant Defeasance.........................................83
SECTION 8.03.               Conditions to Legal Defeasance or Covenant Defeasance............................85
SECTION 8.04.               Application of Trust Money.......................................................87
SECTION 8.05.               Repayment to the Company.........................................................88
SECTION 8.06.               Reinstatement....................................................................88

                                                  ARTICLE NINE

                                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.               Without Consent of Holders.......................................................89
SECTION 9.02.               With Consent of Holders..........................................................90
SECTION 9.03.               [Intentionally Omitted]..........................................................91
SECTION 9.04.               Compliance with TIA..............................................................91
SECTION 9.05.               Revocation and Effect of Consents................................................91
SECTION 9.06.               Notation on or Exchange of Notes.................................................92
SECTION 9.07.               Trustee To Sign Amendments, Etc..................................................93

                                                   ARTICLE TEN

                                             [INTENTIONALLY OMITTED]


                                                 ARTICLE ELEVEN

                                             [INTENTIONALLY OMITTED]


                                                 ARTICLE TWELVE

                                                  MISCELLANEOUS

SECTION 12.01.              TIA Controls.....................................................................93
SECTION 12.02.              Notices..........................................................................94

                                                                                                            Page
                                                                                                            ----
SECTION 12.03.              Communications by Holders with Other Holders.....................................95
SECTION 12.04.              Certificate and Opinion as to Conditions Precedent...............................95
SECTION 12.05.              Statements Required in Certificate or Opinion....................................96
SECTION 12.06.              Rules by Trustee, Paying Agent, Registrar........................................96
SECTION 12.07.              Legal Holidays...................................................................97
SECTION 12.08.              Governing Law....................................................................97
SECTION 12.09.              No Adverse Interpretation of Other Agreements....................................97
SECTION 12.10.              No Recourse Against Others.......................................................97
SECTION 12.11.              Successors.......................................................................98
SECTION 12.12.              Duplicate Originals..............................................................98
SECTION 12.13.              Severability.....................................................................98

Signatures

Exhibit A                  -   Form of Note.................................................................A-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                  INDENTURE, dated as of     , 20  , between MDMI Holdings,
Inc., a [        ] corporation (the "Company"), and
[                          ], a [                        ], as Trustee (the
"Trustee").

                  The Company has duly authorized the creation of an issue of % Senior Notes due 2008 (the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE



         SECTION 1.01. Definitions.

                  "Acceleration Notice" has the meaning provided in Section 6.02(a).

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" has the meaning provided in Section 4.11.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
Section 5.01, and (iii) the creation (but not the foreclosure) of any Lien not prohibited by Section 4.18.

                  "Authenticating Agent" has the meaning provided in Section
2.02.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations that is included on a balance sheet of such Person at such date, determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of such Person's corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i), (ii) or (iii) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "Cash Interest" means cash interest payable on the Notes.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or MDM (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company or MDM of any plan or proposal for the liquidation or dissolution of the Company or MDM, respectively (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company or MDM other than the Permitted Holders; (iv) the Permitted Holders cease to beneficially own, directly or indirectly, in the aggregate at least 80% of the Capital Stock of the Company owned by the Permitted Holders on the Issue Date; (v) the Permitted Holders cease to have the ability, whether by contract or through the ownership of securities, to elect, to elect a majority of the Board of Directors of the Company or MDM; or (vi) the replacement of a majority of the Board of Directors of the Company or MDM over a two-year period from the directors who constituted the Board of Directors of the Company or MDM at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or MDM then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, any of the Permitted Holders.

                  "Change of Control Date" has the meaning provided in Section 4.14.

                  "Change of Control Offer" has the meaning provided in Section 4.14.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal Quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise becoming liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or becoming liable for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator

(but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. Notwithstanding the foregoing, computation of Consolidated EBITDA of the Company which include periods prior to the Issue Date shall include the following amounts: for the Four Quarter Period ended June 30, 2000, $2.6 million; for the Four Quarter Period ended September 30, 2000, $1.84 million; for the Four Quarter Period ended December 31, 2000, $1.05 million; and for the Four Quarter Period ended March 31, 2001 $0.26 million.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization of debt discount or amortization or write-off of deferred financing costs), plus (ii) the product of (x) the amount of all dividend payments on any Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid in cash or, without duplication and with respect to Disqualified Capital Stock, accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation,
(a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation;

and (ii) without duplication of any amount in clause (i), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued (in each case, without duplication) by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales (without regard to the exclusions set forth in the proviso to the definition thereof), (b) after-tax items classified as extraordinary or non-recurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person by such Person, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, the aggregate net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Worth" means, with respect to any Person for any date of determination, the sum of (i) stated capital with respect to Capital Stock of such Person and additional paid-in capital, and (ii) retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries, less, to the extent included in the foregoing, amounts attributable to Disqualified Capital Stock, each item determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Covenant Defeasance" has the meaning provided in Section
8.02.

                  "Credit Agreement" means the credit agreement, dated as of May 31, 2000, among MDM, Bank of America, N.A., as administrative agent and as lender, Fleet National Bank, as syndication agent and lender, Dresdner Bank AG, New York Branch and Grand Cayman Branch as documentation agent and lender and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders; provided that no such amendment, supplement or other modification shall increase the amount of available borrowings or letter of credit exposure thereunder, except to the extent otherwise permitted under clause (iii) of the definition of "Permitted Indebtedness," to any amount in excess of that which is available in the absence of any such amendment, supplement or other modification.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Default Notice" has the meaning provided in Section 10.02.

                  "Depository" means The Depository Trust Company, its nominees and successors.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes, but shall not include the Class B-1 Convertible Preferred Stock or the Class B-2 Convertible Preferred Stock.

                  "Earnout Payments" means the payments to be made to (i) the Sellers and Eligible Employees, as those terms are defined in the Share Purchase Agreement dated December 22, 1999 (the "Noble-Met Agreement") pursuant to the terms of the Noble-Met Agreement and in an aggregate amount not to exceed $21,000,000, (ii) the Sellers, as that term is defined in the Share Purchase Agreement dated May 31, 2000 (the "UTI Agreement") pursuant to the terms of the UTI Agreement and in an aggregate amount not to exceed $10,000,000 and (iii) the Sellers, as that term is defined in the Agreement and Plan of Merger, dated May 12, 2000 (the "MER Agreement") pursuant to the terms of the First Deferred Cash Payment and the Second Deferred Cash

Payment as those terms are defined in the MER Agreement in an aggregate amount not to exceed $450,000.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 1999.

                  "guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether by agreement to keep-well or to maintain financial condition or otherwise); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "incur" has the meaning provided in Section 4.12.

                  "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all net obligations under Currency Agreements and Interest Swap Obligations of such Person for which purpose valued at the net obligations of such Person thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Currency Agreement or Interest Swap Obligations have been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Currency Agreement or Interest Swap Obligation (if such Currency Agreement or Interest Swap Obligation has not been terminated) and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. Indebtedness shall in any event exclude trade accounts payable and other accrued liabilities arising in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such

Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Interest Payment Record Dates" means the Interest Payment Record Dates specified in the Notes, whether or not a Legal Holiday.

                  "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude (i) extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be, and (ii) any transaction involving the purchase or other acquisition (including by way of merger) of Capital Stock of any Person by the Company and its Subsidiaries to the extent such purchase or other acquisition is in exchange for Qualified Capital Stock of the Company. For the purposes of
Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by any repayment of principal or a return of capital, as the case may be, and by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

                  "Issue Date" has the meaning provided in Paragraph 2 of the Notes.

                  "Legal Defeasance" has the meaning provided in Section 8.02.

                  "Legal Holiday" has the meaning provided in Section 11.07.

                  "Lien" means, with respect to any property, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind thereon (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and any assignment or other conveyance of a right to receive income or profits therefrom.

                  "Management Agreement" means that certain Management Agreement dated as of July 6, 1999, as amended on the date hereof, by and among the Company, MDM, G&D, Inc. and KRG Capital Partners, LLC, as from time to time amended, supplemented or replaced.

                  "Maturity Date" means June 1, 2008.

                  "MDM" means Medical Device Manufacturing, Inc., a Colorado corporation and wholly owned subsidiary of the Company.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of any purchase money Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

                  "Net Proceeds Offer" has the meaning provided in Section 4.15.

                  "Net Proceeds Offer Amount" has the meaning provided in
Section 4.15.

                  "Net Proceeds Offer Payment Date" has the meaning provided in
Section 4.15.

                  "Net Proceeds Offer Trigger Date" has the meaning provided in
Section 4.15.

                  "Note Registration Rights Agreement" means the Note Registration Rights Agreement dated the Issue Date among the Company and the parties named therein, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Notes" has the meaning provided in the preamble to this Indenture.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing or otherwise relating to any Indebtedness, including with respect to any rights to rescission.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief

Operating Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers' Certificate.

                  "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee and not rendered by any employee of the Company or any of its Affiliates or Subsidiaries complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Permitted Holders" means KRG Capital Partners, LLC and its affiliated funds and their respective partners.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness under the Notes and this Indenture, and Refinancing Indebtedness thereof;

                  (ii) Indebtedness under the Senior Subordinated Notes and the Senior Subordinated Indenture, and Refinancing Indebtedness thereof;

                  (iii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $130 million (A) less the amount of all scheduled amortization payments and mandatory principal payments, whether or not actually made by the Company in respect of term loans thereunder and (B) in the case of a revolving credit facility, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, in each case, less, without duplication, proceeds from Asset Sales applied to reduce the amount of Indebtedness under the Credit Agreement pursuant to Section 4.15(a)(iii)(A);

                  (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (v) Indebtedness of a Wholly Owned Subsidiary of the Company to the Company for so long as such Indebtedness is held by the Company subject to no Lien other than Liens securing Indebtedness under the Credit Agreement held by a Person other than the Company; provided that if as of any date any Person other than the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, Indebtedness not permitted by this clause (iv) shall be deemed to be incurred on such date;

                  (vi) Indebtedness of the Company to a Wholly Owned Subsidiary for so long as such Indebtedness is held by a Wholly Owned Subsidiary, in each case subject to no Lien (other than Liens securing Indebtedness under the Credit Agreement); provided that (a) any Indebtedness of the Company to any Wholly Owned Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, Indebtedness not permitted by this clause (vi) shall be deemed to be incurred on such date;

                  (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

                  (viii) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

                  (ix) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

                  (x) guarantees by the Company or any Wholly Owned Subsidiary of Indebtedness of the Company or any Wholly Owned Subsidiary; provided that such Indebtedness is permitted to be incurred under this Indenture; and

                  (xi) Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or its Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and
         (B) if a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Subsidiaries in connection with such disposition.

For the purpose of determining compliance with Section 4.12, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, (B) the amount at any time of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount at such time of the liability in respect thereof determined in accordance with GAAP and (C) so as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

                  "Permitted Investments" means: (i) Investments by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Subsidiary or that will merge or consolidate into the Company; provided that such Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise; (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured (except for Liens securing the Credit Agreement) and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments (x) constituting accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that nothing in this clause shall prevent the Company or any Subsidiary from providing such concessionary trade terms as management deems reasonable in the circumstances,
(y) resulting from settlements or compromises of accounts receivable or trade payables in the ordinary course of business, and (z) in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (vii) Investments consisting of non-cash proceeds, or made by the Company or its Subsidiaries as a result of consideration, received in connection with an Asset Sale made in compliance with Section 4.15.

                  "Permitted Liens" means the following types of Liens:

                  (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), including, in any such case, any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

                  (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property or minor irregularities of title incident thereto in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness which may be incurred under clause (ix) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

                  (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

                  (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (xii) Liens securing Indebtedness under Currency Agreements;
         and

                  (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "PIK Interest" means pay-in-kind interest payable on all outstanding Notes for which Cash Interest is not paid pursuant to Section 2.12 in the form of the issuance of additional Notes.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "principal" of any Indebtedness (including the Notes) as of any date means the outstanding principal amount of such Indebtedness plus the premium, if any, that would be payable on such Indebtedness were the principal amount thereof repaid on such date.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company, or such other calculation as may be agreed by a majority of the Holders.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Rights" means options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), other than any such rights that, by their terms or upon the happening of any event, are mandatorily redeemable or redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

                  "Quarter" means, with respect to any Person, a fiscal quarterly period of such Person. If during the 45-day period immediately following the completion of any Quarter (or, if the Quarter is the last Quarter of the fiscal year, then the 90-day period immediately following the completion of such Quarter), a calculation is required to be made under Article Four and financial statements of such Person for such Quarter are unavailable, any calculation for the immediately preceding four

Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) required under Article Four shall be based instead upon the four Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) immediately preceding the Quarter for which such financial statements are not available (giving effect to all adjustments required under Article Four in respect of events occurring subsequent to the close of such Quarters on which such calculation is to be based).

                  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

                  "Reference Date" has the meaning provided in Section 4.10.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means, with respect to any Indebtedness, any Refinancing thereof that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium and accrued interest required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Replacement Assets" has the meaning provided in Section 4.15.

                  "Representative" means the administrative agent or other representative in respect of the Credit Agreement or any successor Person appointed pursuant to the terms of such agreement; provided that if, and for so long as, the Credit Agreement lacks such a representative, then the Representative shall be the holders of a majority in outstanding principal amount of such Indebtedness.

                  "Restricted Payment" has the meaning provided in Section 4.10.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement dated May 31, 2000 among the Company, MDM and the parties named therein, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Senior Subordinated Indenture" means the indenture governing the Senior Subordinated Notes, as amended or supplemented from time to time in accordance with the terms thereof.

                  "Senior Subordinated Notes" means the 13.5% Senior Subordinated Notes due 2007 of MDM issued on June 1, 2000, including the guarantees related thereto.

                  "Significant Subsidiary" shall mean, at any date of determination, (a) any Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02 of Regulation S-X under the Exchange Act (except that references to 10% in such definition shall be changed to 5%), and
(b) for purposes of Section 6.01 hereof, any Subsidiary which, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (6) or (7) of Section 6.01 hereof has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

                  "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Surviving Entity" has the meaning provided in Section 5.01.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

                  "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

         SECTION 1.02. Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder or a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular; and

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES



         SECTION 2.01. Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. If applicable, the Notes shall have such legends relating to restrictions on transfer as the Company deems appropriate and may have such other notations, legends or endorsements as are required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

                  Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

                  If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate Notes for original issue, upon written orders of the Company in the form of an Officers' Certificate in an aggregate principal amount not to exceed $44,313,137; provided that (a) the aggregate principal amount of Notes issued on the Issue Date shall be limited to $21,500,000 and (b) the aggregate principal amount of Notes issued as PIK Interest pursuant to Section 2.12 shall not exceed $22,813,137, except in each case as provided in Section 2.07. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication.

                  The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

                  The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiples thereof, except as may be required to issue Notes representing PIK Interest pursuant to Paragraph 2 of the Notes.

         SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

         SECTION 2.04. Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05. Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06. Transfer and Exchange.

                  When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.14, 4.15 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.07. Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company, and shall be entitled to the benefits of this Indenture.

         SECTION 2.08. Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

         SECTION 2.10. Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

         SECTION 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12. Payment of Interest; Defaulted Interest.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered in the register maintained by the Registrar at the close of business on the Record Date for such interest. On each Interest Payment Date through and including June 1, 2005, the Company shall pay interest on the Notes in the form of PIK Interest; thereafter the Company shall pay Cash Interest on each Interest Payment Date beginning on June 1, 2006.

                  If the Company defaults in a payment of interest on the Notes, such interest shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and the Company shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.13. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

         SECTION 2.14. Deposit of Moneys.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

         SECTION 2.15. Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such

Note is registered in the register maintained by the Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.12) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                  ARTICLE THREE

                                   REDEMPTION

         SECTION 3.01. Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to Paragraph 6(a) of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02. Selection of Notes To Be Redeemed.

                  If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  Each notice for redemption shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                  (5) that, except with respect to any mandatory redemption, Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, to the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

                  (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12.

         SECTION 3.05. Deposit of Redemption Price.

                  On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

         SECTION 4.01. Payment of Notes.

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date (i) U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or (ii) additional Notes representing PIK Interest in accordance with
Section 2.12 hereof.

                  The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         SECTION 4.03. Corporate Existence.

                  Except as otherwise permitted by Article Five and Section 4.15, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of the Company or any Subsidiary of the Company, if the Board of Directors of the Company shall determine in good faith (which such determination shall be evidenced by a Board Resolution) that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders; and provided, further, that any Subsidiary of the Company may consolidate with, merge into, or transfer or distribute all or part of its properties and assets to, the Company or any Wholly Owned Subsidiary of the Company.

         SECTION 4.04. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (y) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves have been taken to the extent required by GAAP or (z) the failure to pay or discharge, or cause to be paid or discharged such tax, assessment, charge or claim would not reasonably be expected to result in a material adverse effect on the business operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         SECTION 4.05. Maintenance of Properties and Insurance.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

         SECTION 4.06. Compliance Certificate; Notice of Default.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) The annual financial statements delivered pursuant to
Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof.

                  (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

                  (d) The Company shall deliver within 45 days after each of the Company's fiscal quarters (90 days with respect to the Company's fourth fiscal quarter) to the Trustee an Officers' Certificate stating that the making of any Restricted Payment made during such quarter complies with this Indenture and setting forth in reasonable detail the basis on which calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

         SECTION 4.07. Compliance with Laws.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         SECTION 4.08. SEC Reports.

                  (a) So long as the Notes are outstanding, if the Company is required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act, the Company (at its own expense) shall file with the SEC and shall file with the Trustee and mail to the Holders, at the same time it files them with the SEC, copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

                  (b) At the Company's expense, the Company shall cause an annual report, if furnished by it to its stockholders generally and each quarterly or other financial report if furnished by it to its stockholders generally, to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

                  (c) For so long as any Indebtedness is outstanding under the Credit Agreement and the Company is required to provide annual and quarterly financial information to the lenders under the Credit Agreement (including any Representative), the Company shall cause such financial information, including notes thereto and each related auditor's report and compliance certificates pursuant to Credit Agreement, to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 90 days after the end of each fiscal year and within 45 days after the end of each of the Company's first three fiscal quarters in each fiscal year. If no Indebtedness is outstanding under the Credit Agreement, or the Company is not required to provide such financial information to the holders of such Indebtedness, and the Company is not required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act for any fiscal period ending after the Issue Date, the Company shall cause its consolidated financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditor's report by an accounting firm of nationally established reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act if the Company had a class of securities listed on a national securities exchange, to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 90 days after the end of each fiscal year and within 45 days after the end of each of the Company's first three fiscal quarters in each fiscal year.

                  (d) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided that such information is in the possession of, or reasonably available to, the Company.

         SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10. Limitation on Restricted Payments.

                  The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly,

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable (y) to the Company or a Wholly Owned Subsidiary of the Company or (z) in Qualified Capital Stock or Qualified Rights of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock,

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

                  (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or make an Earnout Payment, or

                  (d)  make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing; or

                  (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of:

                           (x) 50% of the cumulative Consolidated Net Income (or
                  if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                           (y) 100% of (1) the aggregate net cash proceeds
                  received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company and (2) the aggregate net proceeds (as defined below) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness of the Company (other than such Indebtedness that is subordinate or junior in right of payment to the Notes); plus

                           (z) without duplication and to the extent amounts
                  would not be included in Consolidated Net Income, the sum of
                  (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date, and (2) the net cash proceeds received by the Company or any Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company); provided, however, that with respect to all Investments, the sum of clauses (1) and (2) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  For the purposes of this Section 4.10, the net proceeds from the issuance of shares of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness shall be deemed to be an amount equal to the net book value of such Indebtedness (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares; the "net book value" of Indebtedness shall be the amount received by the Company on the incurrence of such Indebtedness, as adjusted on the books of the Company to the date of conversion or exchange.

                  Notwithstanding the foregoing, clauses (ii) and (iii) set forth in the first paragraph of this Section do not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) the acquisition or retirement for value of any shares of Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, either (i) solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or Qualified Rights of the Company;

                  (3) the acquisition or retirement for value of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company;

                  (4) the purchase, redemption, acquisition or other retirement for value of shares of Capital Stock of the Company held by directors, officers or employees of the Company or any of its Subsidiaries, or options on any such shares or related stock appreciation rights or similar securities owned by such directors, officers or employees upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued in an aggregate amount not to exceed $600,000 in the aggregate;

                  (5) Earnout Payments; provided that at the time of any such payment and immediately after giving effect thereto, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

                  (6) payments to KRG, in accordance with the Management Agreement as in effect on the Issue Date; and

                  (7) Investments in joint ventures not exceeding $500,000 at any time outstanding.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section, (y) amounts expended pursuant to clauses (1),
(2)(ii), (4), (5), (6) and (7) shall be included in such calculation and (z) amounts expended pursuant to clauses (2)(i) and (3) shall be excluded from such calculation.

                  SECTION 4.11. Limitation on Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions conducted in good faith, the terms of which are fair and reasonable to the Company or such Subsidiary and which are no less favorable to the Company or such Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, including a majority of the disinterested Directors, if any, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

                  If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $1,000,000, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The foregoing restrictions shall not apply to:

                  (i) reasonable compensation and out-of-pocket expenses paid to and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                  (ii) transactions between or among the Company and one or more of its Subsidiaries or exclusively between or among one or more of the Company's Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

                  (iii) payments to KRG in accordance with the terms of the Management Agreement as in effect on the Issue Date; and

                  (iv) Restricted Payments and Permitted Investments permitted by this Indenture.

         SECTION 4.12. Limitation on Incurrence of Additional Indebtedness and
                       Issuance of Preferred Stock.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) nor issue any shares of Disqualified

Capital Stock, nor permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Capital Stock in each case if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.6 to 1.0 if such Indebtedness is incurred on or prior to May 31, 2001; 1.8 to 1.0 if such Indebtedness is incurred after May 31, 2001 and on or prior to May 31, 2002; and 2.0 to 1.0 if such Indebtedness is incurred thereafter.

         SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                       Affecting Subsidiaries.

                  The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or

                  (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

                  (1) applicable law;

                  (2) this Indenture;

                  (3) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Subsidiary of the Company;

                  (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or relating to any property acquired by the Company or any of its Subsidiaries after the Issue Date; provided that such encumbrance or restriction exists at the time such property is acquired, relates only to the property which is acquired and was not incurred in connection with, or in anticipation or contemplation of, such acquisition;

                  (5) the Credit Agreement;

                  (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2) or (4) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2) or (4); or

                  (7) agreements restricting the sale or other disposition of any property securing Indebtedness which constitutes a Permitted Lien on such property.

         SECTION 4.14. Change of Control.

                  The Company shall make an offer to purchase no later than the date upon which a Change of Control occurs (the "Change of Control Date") all outstanding Notes (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Change of Control Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12. The Company may utilize such procedures in connection with the Change of Control Offer as the Board of Directors deems appropriate; provided, however, that at least 10 Business Days prior to the

Change of Control Date, the Holders shall have received all information concerning such Change of Control as is reasonably available to the Company.

                  On or before the Change of Control Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) forward to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue thereof. The Company's obligation to purchase the Notes pursuant to the Change of Control Offer is conditioned upon the Change of Control being effected.

         SECTION 4.15. Limitation on Asset Sales.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

                  (ii) at least 75% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any such Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for the purposes of this provision); and

                  (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either:

                           (A) to prepay Indebtedness of any Subsidiary of the
                  Company, including without limitation in accordance with the Credit Agreement, and, in the case of any Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,

                           (B) to the extent permitted by the Credit Agreement,
                  to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses the same, similar or reasonably related thereto ("Replacement Assets"), or

                           (C) a combination of prepayment and investment
                  permitted by the foregoing clauses (iii)(A) and (iii)(B).

                  Subject to the last sentence of this paragraph, on the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Proceeds Purchase Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

                  The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $1,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $1,000,000, shall be applied as required pursuant to the preceding paragraph).

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its

Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor entity shall be deemed to have sold such portion, if any, of the properties and assets of the Company and its Subsidiaries not so transferred the fair market value of which exceeds the fair market value (as determined in good faith by the Company's Board of Directors) of the property and assets of such successor entity immediately prior to consummation of such transaction for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold as aforesaid shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15.

                  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                  (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

                  (1) that the Net Proceeds Offer is being made pursuant to
         Section 4.14 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis;

                  (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law);

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                  (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

                  On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

         SECTION 4.16. Limitation on Preferred Stock of Subsidiaries.

                  The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

         SECTION 4.17. Limitation on Liens.

                  The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless, except in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Notes which shall not be permitted, the Notes are equally and ratably secured, except for:

                  (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect as of the Issue Date;

                  (ii) Liens securing Indebtedness under the Credit Agreement and guarantees of Indebtedness under the Credit Agreement;

                  (iii) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company;

                  (iv) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (y) are no less favorable to the Holders and are no more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (z) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and

                  (v) Permitted Liens.

         SECTION 4.18. Limitation on Issuance of Shares of Subsidiaries.

                  The Company shall not permit any of its Subsidiaries to issue shares of Capital Stock (other than director's qualifying shares) to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided that (i) if the issuing Subsidiary is not a Wholly Owned Subsidiary, the issuing Subsidiary may also simultaneously issue additional shares of Capital Stock of the same class to other shareholders of the issuing Subsidiary so long as such issuance will not reduce the percentage of Capital Stock of the issuing Subsidiary which was owned by the Company or its Subsidiaries immediately prior to such issuance; and (ii) a Subsidiary may issue Capital Stock to any Person to the extent that and subject to the conditions under which the Company or another Subsidiary of the Company holding the Capital Stock of such issuing Subsidiary would be permitted to sell, transfer or otherwise dispose of such Capital Stock in an Asset Sale pursuant to Section 4.15.

         SECTION 4.19. Conduct of Business.

                  The Company shall not, and shall not permit its Subsidiaries to, engage in any businesses which are not the same as, similar or reasonably related to the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

         SECTION 5.01. Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person (other than the merger of a Wholly Owned Subsidiary of the Company into the Company), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Subsidiaries) to any Person whether as an entirety or substantially as an entirety unless:

                  (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and, if applicable, the Note Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,
         (i) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and
         (ii) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  When a successor assumes all of the obligations of the Company under the Notes and this Indenture in a transaction permitted by this Section 5.01, the Company will be deemed to be released from those obligations.

         SECTION 5.02. Successor Corporation Substituted.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default.

                  Each of the following constitutes an "Event of Default":

                  (1) failure to pay interest on any Notes when the same becomes due and payable and such failure continues for a period of five days; or

                  (2) failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); or

                  (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a failure to comply with Section 4.10, 4.12, 4.14, 4.15 or 5.01, which shall constitute Events of Default upon notice but without passage of time); or

                  (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Subsidiary of the Company (which, with respect to Indebtedness under the Credit Agreement will be the Term Loan B Maturity Date (as defined in the Credit Agreement)), or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such

         Indebtedness not paid at final stated maturity or which has been accelerated aggregates $1,000,000 or more at any time; or

                  (5) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 30 days after such judgment or judgments become final and non-appealable; or

                  (6) the Company or any Significant Subsidiary of the Company
         (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

                  (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (8) the lenders under the Credit Agreement commence proceedings to foreclose upon any assets of the Company or any of its Subsidiaries as a result of a default with respect to Obligations of at least $1,000,000; or

                  (9) any material breach by the Company of a representation or warranty (as of the Issue Date) or covenant contained in the Securities Purchase Agreement.

         SECTION 6.02. Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

                  (b) If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (c) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of any premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Paragraph 6(a) of the Notes, then the Notes becoming due and payable pursuant to Section 6.01(a) or (b) shall be and become due and payable at the Relevant Redemption Price.

                  (d) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04. Waiver of Past Defaults.

                  Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal (other than principal due by reason of acceleration) of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

         SECTION 6.05. Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided, further, that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

         SECTION 6.06. Limitation on Suits.

                  A Holder, other than a state of the United States of America or a political subdivision thereof, may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request; provided that this Section 6.06(3) shall not apply to a Holder that is a State of the United States of America or a political subdivision thereof;

                  (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

                  (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.07. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section
4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of
Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                  Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. Such costs shall not apply to, and such costs shall not be assessed in connection with, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

         SECTION 7.01. Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 12.04 and
         12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer.

                  The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

         SECTION 7.06. Reports by Trustee to Holders.

                  Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

                  The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA
Section 313(d).

         SECTION 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants and counsel.

                  The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

         SECTION 7.08. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee in connection with the rights and duties hereunder prior to such replacement.

         SECTION 7.09. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

         SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

         SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01. Termination of the Company's Obligations.

                  The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in
Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) either (i) pursuant to Article Three, a notice of redemption to each Holder of the redemption of all of the Notes shall be given within three months under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest on the outstanding Notes, on the dates on which such payments are due and payable in accordance with the terms of this Indenture, to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of lenders under the Credit Agreement;

                  (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                  (d) the Company shall have paid all other sums payable by it hereunder; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06
shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.02. Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
(b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any lender under the Credit Agreement, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

                  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due,

                  (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof,

                  (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and

                  (iv) this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 through 4.21, clauses (2) and (3) of Section 5.01(a) and clauses (iii) and (iv) of
Section 5.01(c) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any lender under the Credit Agreement. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections

6.01(3), 6.01(4), 6.01(5), 6.01(6) (solely with respect to Persons other than the Company) or 6.01(7) (solely with respect to Persons other than the Company) shall not constitute Defaults or Events of Default.

         SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                  (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing (x) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or (y) insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with (other than the condition in clause (d)(y)); and

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel substantially to the effect that (i) the trust funds will not be subject to any rights of any lenders under the Credit Agreement, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

         SECTION 8.04. Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.05. Repayment to the Company.

                  Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.06. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S.

Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Without Consent of Holders.

                  The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                  (2) to comply with Article Five;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

                  (6) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

         SECTION 9.02. With Consent of Holders.

                  (a) Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder.

                  (b) No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of

         Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes;

                  (6) amend, modify, change or waive any provision of this
         Section 9.02; or

                  (7) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03. [Intentionally Omitted].

         SECTION 9.04. Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall, except as may otherwise be provided in any order of the SEC pursuant to TIA Section 304(d), comply with the TIA as then in effect.

         SECTION 9.05. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (7) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

         SECTION 9.06. Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

         SECTION 9.07. Trustee To Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized or permitted pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN

                             [INTENTIONALLY OMITTED]



                                 ARTICLE ELEVEN

                             [INTENTIONALLY OMITTED]



                                 ARTICLE TWELVE

                                  MISCELLANEOUS

         SECTION 12.01. TIA Controls.

                  Except as may otherwise be provided in any order of the SEC pursuant to TIA Section 304(d), if any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 12.02. Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                           MDMI Holdings, Inc.
                           200 West 7th Avenue
                           Collegeville, PA 19426
                           Facsimile No.: (610) 409-2470
                           Attn: Andrew D. Freed

                  with a copy to:

                           KRG Capital Partners L.L.C.
                           1515 Arapahoe St.
                           Tower One, Suite 1500
                           Denver, CO 80202
                           Facsimile No.: (303) 390-5015
                           Attn: Bruce Rogers & Steve D. Neumann

                  and a copy to:

                           Hogan & Hartson LLP
                           1200 17th Street, Suite 1510
                           Denver, CO 80282
                           Facsimile No.: (303) 899-7333
                           Attn: Steven A. Cohen

                  if to the Trustee:

                           [                       ]


                           Facsimile No.:  [             ]
                           Attn: Corporate Trust Department

                  Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.03. Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

         SECTION 12.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 12.07. Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.08. GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW
SECTION 5-1401). THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

         SECTION 12.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.10. No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 12.11. Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.12. Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 12.13. Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       Issuer:

                                       MDMI HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Trustee:

                                       [                       ],
                                        as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

================================================================================

               [Form of Indenture for Senior Subordinated Notes]

                       MEDICAL DEVICE MANUFACTURING, INC.,
                                   as Issuer,


                           THE GUARANTORS PARTY HERETO

                                   ----------

                                       and


                                  [           ],

                                   ----------

                                   as Trustee



                                    INDENTURE


                           Dated as of             , 20



                                   $21,500,000

                    13.5% Senior Subordinated Notes due 2007


================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                            Indenture
Section                                                                          Section
-------                                                                          -------
310   (a)(1)...............................................................     7.10
      (a)(2)...............................................................      7.10
      (a)(3)...............................................................      N.A.
      (a)(4)...............................................................      N.A.
      (a)(5)...............................................................      7.08; 7.10
      (b)..................................................................      7.08; 7.10; 12.02
      (c)..................................................................      N.A.
311   (a)..................................................................      7.11
      (b)..................................................................      7.11
      (c)..................................................................      N.A.
312   (a)..................................................................      2.05
      (b)..................................................................      12.03
      (c)..................................................................      12.03
313   (a)..................................................................      7.06
      (b)(1)...............................................................      N.A.
      (b)(2)...............................................................      7.06
      (c)..................................................................      7.06; 12.02
      (d)..................................................................      7.06
314   (a)..................................................................      4.07; 4.08; 12.02
      (b)..................................................................      N.A.
      (c)(1)...............................................................      12.04
      (c)(2)...............................................................      12.04
      (c)(3)...............................................................      N.A.
      (d)..................................................................      N.A.
      (e)..................................................................      12.05
      (f)..................................................................      N.A.
315   (a)..................................................................      7.01(b)
      (b)..................................................................      7.05; 12.02
      (c)..................................................................      7.01(a)
      (d)..................................................................      7.01(c)
      (e)..................................................................      6.11
316   (a)(last sentence)...................................................      2.09
      (a)(1)(A)............................................................      6.05
      (a)(1)(B)............................................................      6.04
      (a)(2)...............................................................      N.A.
      (b)..................................................................      6.07
      (c)..................................................................      9.05
317   (a)(1)...............................................................      6.08
      (a)(2)...............................................................      6.09
      (b)..................................................................      2.04
318   (a)..................................................................      12.01
      (c)..................................................................      12.01

----------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions.................................................. 1
SECTION 1.02.   Incorporation by Reference of TIA............................30
SECTION 1.03.   Rules of Construction........................................31

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.   Form and Dating..............................................31
SECTION 2.02.   Execution and Authentication; Aggregate Principal Amount.....32
SECTION 2.03.   Registrar and Paying Agent...................................33
SECTION 2.04.   Paying Agent To Hold Assets in Trust.........................34
SECTION 2.05.   Noteholder Lists.............................................34
SECTION 2.06.   Transfer and Exchange........................................34
SECTION 2.07.   Replacement Notes............................................35
SECTION 2.08.   Outstanding Notes............................................36
SECTION 2.09.   Treasury Notes...............................................36
SECTION 2.10.   Temporary Notes..............................................37
SECTION 2.11.   Cancellation.................................................37
SECTION 2.12.   Payment of Interest; Defaulted Interest......................38
SECTION 2.13.   CUSIP Number.................................................38
SECTION 2.14.   Deposit of Moneys............................................39
SECTION 2.15.   Persons Deemed Owners........................................39

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee...........................................39
SECTION 3.02.   Selection of Notes To Be Redeemed............................40
SECTION 3.03.   Notice of Redemption.........................................40
SECTION 3.04.   Effect of Notice of Redemption...............................41
SECTION 3.05.   Deposit of Redemption Price..................................42
SECTION 3.06.   Notes Redeemed in Part.......................................42

                                                                             Page
                                                                             ----
                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.   Payment of Notes.............................................42
SECTION 4.02.   Maintenance of Office or Agency..............................43
SECTION 4.03.   Corporate Existence..........................................43
SECTION 4.04.   Payment of Taxes and Other Claims............................44
SECTION 4.05.   Maintenance of Properties and Insurance......................44
SECTION 4.06.   Compliance Certificate; Notice of Default....................45
SECTION 4.07.   Compliance with Laws.........................................46
SECTION 4.08.   SEC Reports..................................................47
SECTION 4.09.   Waiver of Stay, Extension or Usury Laws......................48
SECTION 4.10.   Limitation on Restricted Payments............................49
SECTION 4.11.   Limitation on Transactions with Affiliates...................52
SECTION 4.12.   Limitation on Incurrence of Additional Indebtedness and
                   Issuance of Preferred Stock...............................54
SECTION 4.13.   Limitation on Dividend and Other Payment Restrictions
                   Affecting Subsidiaries....................................55
SECTION 4.14.   Prohibition on Incurrence of Senior Subordinated Debt........56
SECTION 4.15.   Change of Control............................................56
SECTION 4.16.   Limitation on Asset Sales....................................57
SECTION 4.17.   Limitation on Preferred Stock of Subsidiaries................63
SECTION 4.18.   Limitation on Liens..........................................63
SECTION 4.19.   Additional Guarantors........................................64
SECTION 4.20.   Limitation on Issuance of Shares of Subsidiaries.............64
SECTION 4.21.   Conduct of Business..........................................64

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Assets.....................65
SECTION 5.02.   Successor Corporation Substituted............................67

                                                                             Page
                                                                             ----
                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default.............................................68
SECTION 6.02.   Acceleration..................................................70
SECTION 6.03.   Other Remedies................................................71
SECTION 6.04.   Waiver of Past Defaults.......................................72
SECTION 6.05.   Control by Majority...........................................72
SECTION 6.06.   Limitation on Suits...........................................72
SECTION 6.07.   Rights of Holders To Receive Payment..........................73
SECTION 6.08.   Collection Suit by Trustee....................................73
SECTION 6.09.   Trustee May File Proofs of Claim..............................74
SECTION 6.10.   Priorities....................................................74
SECTION 6.11.   Undertaking for Costs.........................................75
SECTION 6.12.   Qualification of Rights.......................................75

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.   Duties of Trustee.............................................76
SECTION 7.02.   Rights of Trustee.............................................77
SECTION 7.03.   Individual Rights of Trustee..................................79
SECTION 7.04.   Trustee's Disclaimer..........................................79
SECTION 7.05.   Notice of Default.............................................79
SECTION 7.06.   Reports by Trustee to Holders.................................80
SECTION 7.07.   Compensation and Indemnity....................................80
SECTION 7.08.   Replacement of Trustee........................................81
SECTION 7.09.   Successor Trustee by Merger, Etc..............................83
SECTION 7.10.   Eligibility; Disqualification.................................83
SECTION 7.11.   Preferential Collection of Claims Against Company.............83

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Termination of the Company's Obligations......................84
SECTION 8.02.   Legal Defeasance and Covenant Defeasance......................86
SECTION 8.03.   Conditions to Legal Defeasance or Covenant Defeasance.........88

                                                                             Page
                                                                             ----
SECTION 8.04.   Application of Trust Money.................................... 90
SECTION 8.05.   Repayment to the Company...................................... 91
SECTION 8.06.   Reinstatement................................................. 92

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders.................................... 92
SECTION 9.02.   With Consent of Holders....................................... 93
SECTION 9.03.   Effect on Senior Debt......................................... 95
SECTION 9.04.   Compliance with TIA........................................... 95
SECTION 9.05.   Revocation and Effect of Consents............................. 95
SECTION 9.06.   Notation on or Exchange of Notes.............................. 96
SECTION 9.07.   Trustee To Sign Amendments, Etc............................... 96

                                   ARTICLE TEN

                                  SUBORDINATION

SECTION 10.01.  Notes Subordinated to Senior Debt............................. 97
SECTION 10.02.  No Payment on Notes in Certain Circumstances.................. 97
SECTION 10.03.  Delay of Acceleration and Remedies............................ 99
SECTION 10.04.  Payment Over of Proceeds upon Dissolution, Etc................100
SECTION 10.05.  Payments May Be Paid Prior to Dissolution.....................102
SECTION 10.06.  Subrogation...................................................102
SECTION 10.07.  Obligations of the Company Unconditional......................103
SECTION 10.08.  Notice to Trustee.............................................103
SECTION 10.09.  Reliance on Judicial Order or Certificate of Liquidating
                  Agent.......................................................104
SECTION 10.10.  Trustee's Relation to Senior Debt.............................104
SECTION 10.11.  Subordination Rights Not Impaired by Acts or Omissions of the
                   Company or Holders of Senior Debt..........................105
SECTION 10.12.  Noteholders Authorize Trustee To Effectuate Subordination
                   of Notes...................................................106
SECTION 10.13.  This Article Ten Not To Prevent Events of Default.............106
SECTION 10.14.  Trustee's Compensation Not Prejudiced.........................107

                                                                             Page
                                                                             ----
                                 ARTICLE ELEVEN

                                   GUARANTEES

SECTION 11.01.  Unconditional Guarantee.......................................107
SECTION 11.02.  Subordination of Guarantee....................................108
SECTION 11.03.  Severability..................................................109
SECTION 11.04.  Release of a Guarantor........................................109
SECTION 11.05.  Limitation of Guarantor's Liability...........................109
SECTION 11.06.  Guarantors May Consolidate, Etc. on Certain Terms.............110
SECTION 11.07.  Contribution..................................................111
SECTION 11.08.  Subordination of Guarantees...................................111
SECTION 11.09.  Execution of Guarantee........................................112
SECTION 11.10.  No Payment on Guarantees in Certain Circumstances.............113
SECTION 11.11.  Payment Over of Proceeds upon Dissolution, Etc................114
SECTION 11.12.  Payments May Be Paid Prior to Dissolution.....................116
SECTION 11.13.  Subrogation...................................................117
SECTION 11.14.  Obligations of Each Guarantor Unconditional...................117
SECTION 11.15.  Notice to Trustee.............................................117
SECTION 11.16.  Reliance on Judicial Order or Certificate of Liquidating
                   Agent......................................................118
SECTION 11.17.  Trustee's Relation to Guarantor Senior Debt...................119
SECTION 11.18.  Subordination Rights Not Impaired by Acts or Omissions of a
                   Guarantor or Holders of Guarantor Senior Debt..............119
SECTION 11.19.  Noteholders Authorize Trustee To Effectuate Subordination of
                   Guarantees.................................................120
SECTION 11.20.  This Article Eleven Not To Prevent Events of Default..........121
SECTION 11.21.  Trustee's Compensation Not Prejudiced.........................121

                                                                             Page
                                                                             ----
                                 ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 12.01.  TIA Controls..................................................121
SECTION 12.02.  Notices.......................................................122
SECTION 12.03.  Communications by Holders with Other Holders..................123
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent............124
SECTION 12.05.  Statements Required in Certificate or Opinion.................124
SECTION 12.06.  Rules by Trustee, Paying Agent, Registrar.....................125
SECTION 12.07.  Legal Holidays................................................125
SECTION 12.08.  Governing Law.................................................125
SECTION 12.09.  No Adverse Interpretation of Other Agreements.................125
SECTION 12.10.  No Recourse Against Others....................................126
SECTION 12.11.  Successors....................................................126
SECTION 12.12.  Duplicate Originals...........................................126
SECTION 12.13.  Severability..................................................126


Signatures


Exhibit A  - Form of Note...................................................A-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                  INDENTURE, dated as of       , 20  , between Medical Device
Manufacturing, Inc., a Colorado corporation (the "Company"), the Guarantors
signatory hereto and [               ], a [               ], as Trustee (the
"Trustee").

                  The Company has duly authorized the creation of an issue of 13.5% Senior Subordinated Notes due 2007 (the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE



         SECTION 1.01. Definitions.

                  "Acceleration Notice" has the meaning provided in Section 6.02(a).

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" has the meaning provided in Section 4.11.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
Section 5.01, and (iii) the creation (but not the foreclosure) of any Lien not prohibited by Section 4.18.

                  "Authenticating Agent" has the meaning provided in Section
2.02.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Blockage Period" has the meaning provided in Section 10.02.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of such Person's corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations that is included on a balance sheet of such Person at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i), (ii) or (iii) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company or Holdings of any plan or proposal for the liquidation or dissolution of the Company or Holdings, respectively (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company or Holdings than the Permitted Holders; (iv) the Permitted Holders cease to beneficially own, directly or indirectly, in the aggregate at least 80% of the Capital Stock of Holdings owned by the Permitted Holders on the Issue Date; (v) the Permitted Holders cease to have the ability, whether by contract or through the ownership of securities, to elect a majority of the Board of Directors of the Company or Holdings; or (vi) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, any of the Permitted Holders.

                  "Change of Control Date" has the meaning provided in Section 4.15.

                  "Change of Control Offer" has the meaning provided in Section 4.15.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such

Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal Quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise becoming liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the

Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or becoming liable for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. Notwithstanding the foregoing, computation of Consolidated EBITDA of the Company which include periods prior to the Issue Date shall include the following amounts: for the Four Quarter Period ended June 30, 2000, $2.6 million; for the Four Quarter Period ended September 30, 2000, $1.84 million; for the Four Quarter Period ended December 31, 2000, $1.05 million; and for the Four Quarter Period ended March 31, 2001 $0.26 million.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization of debt discount or amortization or write-off of deferred financing costs), plus (ii) the product of (x) the amount of all dividend payments on any Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid in cash or, without duplication and with respect to Disqualified Capital Stock, accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

(i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) without duplication of any amount in clause (i), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued (in each case, without duplication) by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales (without regard to the exclusions set forth in the proviso to the definition thereof), (b) after-tax items classified as extraordinary or non-recurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person by such Person, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, the aggregate net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Worth" means, with respect to any Person for any date of determination, the sum of (i) stated capital with respect to Capital Stock of such Person and additional paid-in capital, and (ii) retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries, less, to the extent included in the foregoing, amounts attributable to Disqualified Capital Stock, each item determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Covenant Defeasance" has the meaning provided in Section
8.02.

                  "Credit Agreement" means the credit agreement, dated as of May 31, 2000, among Medical Device Manufacturing, Inc., Bank of America, N.A., as administrative agent and as lender, Fleet National Bank, as syndication agent and lender, Dresdner Bank AG, New York Branch and Grand Cayman Branch as documentation agent and lender, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders; provided that no such amendment, supplement or other modification shall increase the amount of available borrowings or letter of credit exposure thereunder, except to the extent otherwise permitted under clause (ii) of the definition of "Permitted Indebtedness," to any amount in excess of that which is available in the absence of any such amendment, supplement or other modification.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and successors.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

                  "Earnout Payments" means the payments to be made to (i) the Sellers and Eligible Employees, as those terms are defined in the Share Purchase Agreement dated December 22, 1999 (the "Noble-Met Agreement"), pursuant to the terms of the Noble-Met Agreement and in an aggregate amount not to exceed $21,000,000, (ii) the Sellers, as that term is defined in the Share Purchase Agreement dated May 31, 2000 (the "UTI Agreement"), pursuant to the terms of the UTI Agreement and in an aggregate amount not to exceed $10,000,000 and (iii) the Sellers, as that term is defined in the Agreement and Plan of Merger, dated May 12, 2000 (the "MER Agreement"), pursuant to the terms of the First Deferred Cash Payment and the Second Deferred Cash Payment, as those terms are defined in the MER Agreement in an aggregate amount not to exceed $450,000.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Funding Guarantor" has the meaning provided in Section 11.07.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 1999.

                  "guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether by agreement to keep-well or to maintain financial condition or otherwise); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee" means the guarantee of the Company's Obligations hereunder made by a Guarantor in favor of the Holders pursuant to the terms of
Article 11 hereof.

                  "Guarantor Blockage Period" has the meaning set forth in
Section 11.10.

                  "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of such Guarantor under the Senior Guarantees.

                  "Guarantors" means the Subsidiaries of the Company who are borrowers or guarantors under the Credit Agreement as of the Issue Date and any Person who becomes a Guarantor pursuant to Section 4.19, in each case, until such Person is released from its Guarantee in accordance with the provisions hereof.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Holdings" means MDMI Holdings, Inc., a Colorado corporation.

                  "incur" has the meaning provided in Section 4.12.

                  "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,

(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all net obligations under Currency Agreements and Interest Swap Obligations of such Person, for which purpose valued at the net obligations of such Person thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Currency Agreement or Interest Swap Obligations have been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Currency Agreement or Interest Swap Obligation (if such Currency Agreement or Interest Swap Obligation has not been terminated), and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. Indebtedness shall in any event exclude trade accounts payable and other accrued liabilities arising in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Interest Payment Record Dates" means the Interest Payment Record Dates specified in the Notes, whether or not a Legal Holiday.

                  "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude (i) extensions of trade credit by the

Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be, and (ii) any transaction involving the purchase or other acquisition (including by way of merger) of Capital Stock of any Person by the Company and its Subsidiaries to the extent such purchase or other acquisition is in exchange for Qualified Capital Stock of the Company. For the purposes of Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by any repayment of principal or a return of capital, as the case may be, and by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such repayment of principal, return of capital, payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

                  "Issue Date" has the meaning provided in Paragraph 2 of the Notes.

                  "Junior Security" means any Qualified Capital Stock, any Qualified Rights and any Indebtedness of the Company that is (i) subordinated in right of payment to Senior Debt at least to the same extent as the Notes, as applicable, (ii) has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the stated maturity of the Notes and (iii) has no terms more beneficial in the aggregate to the holders thereof than those in effect with respect to the Notes on the Issue Date.

                  "Legal Defeasance" has the meaning provided in Section 8.02.

                  "Legal Holiday" has the meaning provided in Section 11.07.

                  "Lien" means, with respect to any property, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind thereon (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and any assignment or other conveyance of a right to receive income or profits therefrom.

                  "Management Agreement" means that certain Management Agreement dated as of July 6, 1999, as amended on the date hereof, by and among Holdings, the Company, G&D, Inc. and KRG Capital Partners, LLC, as from time to time amended, supplemented or replaced.

                  "Maturity Date" means June 1, 2007.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of any purchase money Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset

Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

                  "Net Proceeds Offer" has the meaning provided in Section 4.16.

                  "Net Proceeds Offer Amount" has the meaning provided in
Section 4.16.

                  "Net Proceeds Offer Payment Date" has the meaning provided in
Section 4.16.

                  "Net Proceeds Offer Trigger Date" has the meaning provided in
Section 4.16.

                  "Nonpayment Default Notice" has the meaning provided in
Section 10.02.

                  "Note Registration Rights Agreement" means the Note Registration Rights Agreement dated the Issue Date among the Company and the parties named therein, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Notes" has the meaning provided in the preamble to this Indenture.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing or otherwise relating to any Indebtedness, including with respect to any rights to rescission.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers' Certificate.

                  "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee and not rendered by any employee of the Company or any of its Affiliates or Subsidiaries complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Payment Default Notice" has the meaning provided in Section 10.03.

                  "Permitted Holders" means KRG Capital Partners, LLC and its affiliated funds and their respective partners.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness under the Notes, Guarantees and this Indenture, and Refinancing Indebtedness thereof;

                  (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $130 million (A) less the amount of all scheduled amortization payments and mandatory principal payments, whether or not actually made by the Company in respect of term loans thereunder and (B) in the case of a revolving credit facility, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, in each case, less, without duplication, proceeds from

         Asset Sales applied to reduce the amount of Senior Debt pursuant to
         Section 4.16(a)(iii)(A);

                  (iii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (iv) Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or to a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor, in each case subject to no Lien (other than Liens securing Senior Debt) held by a Person other than the Company or a Guarantor; provided that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, Indebtedness not permitted by this clause (iv) shall be deemed to be incurred on such date;

                  (v) Indebtedness of the Company to a Guarantor for so long as such Indebtedness is held by a Guarantor, in each case subject to no Lien (other than Liens securing Senior Debt); provided that (a) any Indebtedness of the Company to any Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Guarantor owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, Indebtedness not permitted by this clause (v) shall be deemed to be incurred on such date;

                  (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

                  (vii) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

                  (viii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

                  (ix) guarantees by the Company or any Guarantor of Indebtedness of the Company or any Guarantor; provided that such Indebtedness is permitted to be incurred under this Indenture; and

                  (x) Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or its Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and
         (B) if a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Subsidiaries in connection with such disposition.

For the purpose of determining compliance with Section 4.12, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, (B) the amount at any time of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount at such time of the liability in respect thereof determined in accordance with GAAP and (C) so as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

                  "Permitted Investments" means: (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor; provided that such Guarantor is not restricted from making dividends or similar distributions by contract, operation of law or otherwise; (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured (except for Liens securing Senior Debt) and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;
(iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of Holdings, the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments (x) constituting accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that nothing in this clause shall prevent the Company or any Subsidiary from providing such concessionary trade terms as management deems reasonable in the circumstances,
(y) resulting from settlements or compromises of accounts receivable or trade payables in the ordinary course of business, and (z) in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (vii) Investments consisting of non-cash proceeds, or made by the Company or its Subsidiaries as a result of consideration, received in connection with an Asset Sale made in compliance with Section 4.16.

                  "Permitted Liens" means the following types of Liens:

                  (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), including, in any such case, any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

                  (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property or minor irregularities of title incident thereto in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness which may be incurred under clause (viii) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets being acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

                  (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

                  (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (xii) Liens securing Indebtedness under Currency Agreements;
         and

                  (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "principal" of any Indebtedness (including the Notes) as of any date means the outstanding principal amount of such Indebtedness plus the premium, if any, that would be payable on such Indebtedness were the principal amount thereof repaid on such date.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company, or such other calculation as may be agreed by a majority of the Holders.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Rights" means options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), other than any such rights that, by their terms or upon the happening of any event, are mandatorily redeemable or redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

                  "Quarter" means, with respect to any Person, a fiscal quarterly period of such Person. If during the 45-day period immediately following the completion of any Quarter (or, if the Quarter is the last Quarter of the fiscal year, then the 90-day period immediately following the completion of such Quarter), a calculation is required to be made under Article Four and financial statements of such Person for such Quarter are unavailable, any calculation for the immediately preceding four Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) required under Article Four shall be based instead upon the four Quarters (or, if fewer, all Quarters as shall have ended after the Issue Date and prior to the Quarter for which such financial statements are unavailable) immediately preceding the Quarter for which such financial statements are not available (giving effect to all adjustments required under Article Four in respect of events occurring subsequent to the close of such Quarters on which such calculation is to be based).

                  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

                  "Reference Date" has the meaning provided in Section 4.10.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means, with respect to any Indebtedness, any Refinancing thereof that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium and accrued interest required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Replacement Assets" has the meaning provided in Section 4.16.

                  "Representative" means the administrative agent or other representative in respect of the Credit Agreement or any successor Person appointed pursuant to the terms of such agreement; provided that if, and for so long as, the Credit Agreement lacks such a representative, then the Representative shall be the holders of a majority in outstanding principal amount of such Indebtedness.

                  "Restricted Payment" has the meaning provided in Section 4.10.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement dated May 31, 2000 among Holdings, the Company and the parties named therein, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, and (y) all Interest Swap Obligations (including guarantees thereof) to the extent incurred in connection with the Company's obligations under the Credit Agreement, in each case whether outstanding on the Issue Date or thereafter incurred, and all renewals, extensions, modifications, amendments and refinancings thereof. Notwithstanding the foregoing, Senior Debt shall not include that portion of any Indebtedness incurred in violation of the provisions set forth under clause (ii) of the definition of "Permitted Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

                  "Senior Guarantees" means each of the guaranty agreements guarantying payment or performance of the obligations under the Credit Agreement.

                  "Significant Subsidiary" shall mean, at any date of determination, (a) any Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02 of Regulation S-X under the Exchange Act (except that references to 10% in such definition shall be changed to 5%), and
(b) for purposes of Section 6.01 hereof, any Subsidiary which, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (6) or (7) of Section 6.01 hereof has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

                  "Standstill Termination Date" has the meaning provided in
Section 10.03.

                  "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Surviving Entity" has the meaning provided in Section 5.01.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

                  "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

         SECTION 1.02. Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder or a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular; and

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES

         SECTION 2.01. Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. If applicable, the Notes shall have such legends relating to restrictions on transfer as the Company deems appropriate and may have such other notations, legends or endorsements as are required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

                  Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes. Each Guarantor, if any, shall execute the Guarantee in the manner set forth in
Section 11.09.

                  If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate Notes for original issue, upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication. The aggregate principal amount of Notes outstanding at any time may not exceed $21,500,000, except as provided in Section 2.07.

                  The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

                  The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

         SECTION 2.04. Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05. Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06. Transfer and Exchange.

                  When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such

Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.07. Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company, and shall be entitled to the benefits of this Indenture.

         SECTION 2.08. Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

         SECTION 2.10. Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

         SECTION 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12. Payment of Interest; Defaulted Interest.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered in the register maintained by the Registrar at the close of business on the Interest Payment Record Date for such interest.

                  If the Company defaults in a payment of interest on the Notes, such interest shall forthwith cease to be payable to the Holder on the relevant Interest Payment Record Date by virtue of having been such Holder, and the Company shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.13. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

         SECTION 2.14. Deposit of Moneys.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

         SECTION 2.15. Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the register maintained by the Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.12) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                  ARTICLE THREE

                                   REDEMPTION

         SECTION 3.01. Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to Paragraph 7(a) of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02. Selection of Notes To Be Redeemed.

                  If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  Each notice for redemption shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, to the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

                  (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in
Section 2.12.

         SECTION 3.05. Deposit of Redemption Price.

                  On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

         SECTION 4.01. Payment of Notes.

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         SECTION 4.03. Corporate Existence.

                  Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of the Company or any Subsidiary of the Company, if the Board of Directors of the Company shall determine in good faith (which such determination shall be evidenced by a Board Resolution) that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders; and provided, further, that any Subsidiary of the Company may consolidate with, merge into, or transfer or distribute all or part of its properties and assets to, the Company or any Wholly Owned Subsidiary of the Company.

         SECTION 4.04. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (y) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves have been taken to the extent required by GAAP or (z) the failure to pay or discharge, or cause to be paid or discharged such tax, assessment, charge or claim would not reasonably be expected to result in a material adverse effect on the business operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         SECTION 4.05. Maintenance of Properties and Insurance.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the

Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

         SECTION 4.06. Compliance Certificate; Notice of Default.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) The annual financial statements delivered pursuant to
Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof.

                  (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

                  (d) The Company shall deliver within 45 days after each of the Company's fiscal quarters (90 days with respect to the Company's fourth fiscal quarter) to the Trustee an Officers' Certificate stating that the making of any Restricted Payment made during such quarter complies with this Indenture and setting forth in reasonable detail the basis on which calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

         SECTION 4.07. Compliance with Laws.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         SECTION 4.08. SEC Reports.

                  (a) So long as the Notes are outstanding, if the Company is required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act, the Company (at its own expense) shall file with the SEC and shall file with the Trustee and mail to the Holders, at the same time it files them with the SEC, copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

                  (b) At the Company's expense, the Company shall cause an annual report, if furnished by it to its stockholders generally and each quarterly or other financial report if furnished by it to its stockholders generally, to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

                  (c) For so long as any Senior Debt is outstanding and the Company is required to provide annual and quarterly financial information to the holders of the Senior Debt, the Company shall cause such financial information including notes thereto and each related auditor's report and compliance certificates pursuant to the Credit Agreement to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 90 days after the end of each fiscal year and within 45 days after the end of each of the Company's first three fiscal quarters in each fiscal year. If the Senior Debt is not outstanding, or the Company is not required to provide such financial to the holders of Senior Debt, and the Company is not required to file annual or quarterly reports with the SEC under Section 13 or 15(d) of the Exchange Act for any fiscal period ending after the Issue Date, the Company shall cause its consolidated financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditor's report by an accounting firm of nationally established reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act if the Company had a class of securities listed on a national securities exchange, to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 90 days after the end of each fiscal year and within 45 days after the end of each of the Company's first three fiscal quarters in each fiscal year.

                  (d) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided that such information is in the possession of, or reasonably available to, the Company.

         SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

                  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes or performing its Guarantee, as the case may be and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10. Limitation on Restricted Payments.

                  The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly,

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable (y) to the Company or a Wholly Owned Subsidiary of the Company or (z) in Qualified Capital Stock or Qualified Rights of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock,

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

                  (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or make an Earnout Payment; or

                  (d) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing; or

                  (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of:

                           (x) 50% of the cumulative Consolidated Net Income (or
                  if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                           (y) 100% of (1) the aggregate net cash proceeds
                  received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company and (2) the aggregate net proceeds (as defined below) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness of the Company (other than such Indebtedness that is subordinate or junior in right of payment to the Notes); plus

                           (z) without duplication and to the extent amounts
                  would not be included in Consolidated Net Income, the sum of
                  (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date, and (2) the net cash proceeds received by the Company or any Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company); provided, however, that with respect to all Investments, the sum of clauses (1) and (2) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  For the purposes of this Section 4.10, the net proceeds from the issuance of shares of Qualified Capital Stock of the Company upon conversion or exchange of Indebtedness shall be deemed to be an amount equal to the net book value of such Indebtedness (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares; the "net book value" of Indebtedness shall be the amount received by the Company on the incurrence of such Indebtedness, as adjusted on the books of the Company to the date of conversion or exchange.

                  Notwithstanding the foregoing, clauses (ii) and (iii) set forth in the first paragraph of this Section do not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) the acquisition or retirement for value of any shares of Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, either (i) solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or Qualified Rights of the Company;

                  (3) the acquisition or retirement for value of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes solely in exchange for shares of Qualified Capital Stock or Qualified Rights of the Company;

                  (4) the purchase, redemption, acquisition or other retirement for value of shares of Capital Stock of Holdings held by directors, officers or employees of Holdings or any of its Subsidiaries or options on any such shares or related stock appreciation rights or similar securities owned by such directors, officers or employees upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued in an aggregate amount not to exceed $600,000 in the aggregate;

                  (5) Earnout Payments; provided that at the time of any such payment and immediately after giving effect thereto, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

                  (6) dividends to Holdings on or after December 31, 2006 to pay interest on Holdings' Senior Notes due 2007;

                  (7) payments to Holdings in an amount not to exceed the Company's pro rata share of Holdings' cash taxes payable in accordance with GAAP;

                  (8) dividends of up to $250,000 per year to allow Holdings to pay its operating expenses;

                  (9) payments to KRG, in accordance with the terms of the Management Agreement as in effect on the Issue Date; or

                  (10) Investments in joint ventures not exceeding $500,000 at any time outstanding.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section, (y) amounts expended pursuant to clauses (1),
(2)(ii), (4), (5), (6), (8), (9) and (10) shall be included in such calculation and (z) amounts expended pursuant to clauses (2)(i), (3) and (7) shall be excluded from such calculation.

         SECTION 4.11. Limitation on Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions

(including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions conducted in good faith, the terms of which are fair and reasonable to the Company or such Subsidiary and which are no less favorable to the Company or such Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, including a majority of the disinterested Directors, if any, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

                  If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $1,000,000, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The foregoing restrictions shall not apply to:

                  (i) reasonable compensation and out-of-pocket expenses paid to and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                  (ii) transactions between or among the Company and one or more of its Subsidiaries or exclusively between or among one or more of the Company's Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

                  (iii) payments to KRG in accordance with the terms of the Management Agreement; and

                  (iv) Restricted Payments and Permitted Investments permitted by this Indenture.

         SECTION 4.12. Limitation on Incurrence of Additional Indebtedness and
                       Issuance of Preferred Stock.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) nor issue any shares of Disqualified Capital Stock, nor permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Capital Stock and the Guarantors may incur Acquired Indebtedness in each case if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such Indebtedness is incurred on or prior to May 31, 2001 and 2.25 to 1.0 if such Indebtedness is incurred thereafter.

         SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                       Affecting Subsidiaries.

                  The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or

                  (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

                  (1) applicable law;

                  (2) this Indenture;

                  (3) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Subsidiary of the Company;

                  (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or relating to any property acquired by the Company or any of its Subsidiaries after the Issue Date; provided that such encumbrance or restriction exists at the time such property is acquired, relates only to the property which is acquired and was not incurred in connection with, or in anticipation or contemplation of, such acquisition;

                  (5) the Credit Agreement;

                  (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2) or (4) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2) or (4); or

                  (7) agreements restricting the sale or other disposition of any property securing Indebtedness which constitutes a Permitted Lien on such property.

         SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt.

                  The Company shall not, and shall not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or any Guarantee and subordinate in right of payment to any other Indebtedness of the Company or any Guarantor.

         SECTION 4.15. Change of Control.

                  The Company shall make an offer to purchase no later than the date upon which a Change of Control occurs (the "Change of Control Date") all outstanding Notes (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Change of Control Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12. The Company may utilize such procedures in connection with the Change of Control Offer as the Board of Directors deems appropriate; provided, however, that at least 10 Business Days prior to the Change of Control Date, the Holders shall have received all information concerning such Change of Control as is reasonably available to the Company.

                  On or before the Change of Control Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) forward to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof. The Company's obligation to purchase the Notes pursuant to the Change of Control Offer is conditioned upon the Change of Control being effected.

         SECTION 4.16. Limitation on Asset Sales.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

                  (ii) at least 75% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any such Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for the purposes of this provision); and

                  (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either:

                           (A) to prepay any Senior Debt in accordance with the
                  terms of the Credit Agreement and, in the case of any Indebtedness under the Revolving Credit Facility (as defined in the Credit Agreement), effect a permanent reduction in the availability under such Revolving Credit Facility,

                           (B) to the extent permitted by the Credit Agreement,
                  to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses the same, similar or reasonably related thereto ("Replacement Assets"), or

                           (C) a combination of prepayment and investment
                  permitted by the foregoing clauses (iii)(A) and (iii)(B).

                  Subject to the last sentence of this paragraph, on the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, but installments of interest, the maturity of which is on or prior to the Proceeds Purchase Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in Section 2.12; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

                  The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $1,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $1,000,000, shall be applied as required pursuant to the preceding paragraph).

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor entity shall be deemed to have sold such portion, if any, of the properties and assets of the Company and its Subsidiaries not so transferred the fair market value of which exceeds the fair market value (as determined in good faith by the Company's Board of Directors) of the property and assets of such successor entity immediately prior to consummation of such transaction for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold as aforesaid shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

                  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                  (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

                  (1) that the Net Proceeds Offer is being made pursuant to
         Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                  (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law);

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                  (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                  On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

         SECTION 4.17. Limitation on Preferred Stock of Subsidiaries.

                  The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

         SECTION 4.18. Limitation on Liens.

                  The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless, except in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Notes, which shall not be permitted, the Notes are equally and ratably secured, except for:

                  (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect as of the Issue Date;

                  (ii) Liens securing Senior Debt and Guarantor Senior Debt;

                  (iii) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company;

                  (iv) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (y) are no less favorable to the Holders and are no more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (z) do not extend to or cover any property or assets of the

         Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and

                  (v) Permitted Liens.

         SECTION 4.19. Additional Guarantors.

                  The Company shall cause any of its Subsidiaries that becomes a borrower or a guarantor under the Credit Agreement or guarantees any other Indebtedness to execute and deliver (i) a supplemental indenture to this Indenture providing for the guarantee of payment of the Notes by such Subsidiary pursuant to the terms of Article Eleven hereof and (ii) a guarantee in the form attached to the form of Note hereto.

         SECTION 4.20. Limitation on Issuance of Shares of Subsidiaries.

                  The Company shall not permit any of its Subsidiaries to issue shares of Capital Stock (other than director's qualifying shares) to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided that (i) if the issuing Subsidiary is not a Wholly Owned Subsidiary, the issuing Subsidiary may also simultaneously issue additional shares of Capital Stock of the same class to other shareholders of the issuing Subsidiary so long as such issuance will not reduce the percentage of Capital Stock of the issuing Subsidiary which was owned by the Company or its Subsidiaries immediately prior to such issuance; and (ii) a Subsidiary may issue Capital Stock to any Person to the extent that and subject to the conditions under which the Company or another Subsidiary of the Company holding the Capital Stock of such issuing Subsidiary would be permitted to sell, transfer or otherwise dispose of such Capital Stock in an Asset Sale pursuant to Section 4.16.

         SECTION 4.21. Conduct of Business.

                  The Company shall not, and shall not permit its Subsidiaries to, engage in any businesses which are not the same as, similar or reasonably related to the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

         SECTION 5.01. Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any Person (other than the merger of a Wholly Owned Subsidiary of the Company into the Company), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Subsidiaries) to any Person whether as an entirety or substantially as an entirety unless:

                  (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and, if applicable, the Note Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (i) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (ii) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity expressly assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of Section 5.01(a). Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary of the Company need only comply with clause (4) of
Section 5.01(a).

                  When a successor assumes all of the obligations of the Company under the Notes and this Indenture in a transaction permitted by this Section 5.01, the Company will be deemed to be released from those obligations.

         SECTION 5.02. Successor Corporation Substituted.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default.

                  Each of the following constitutes an "Event of Default":

                  (1) failure to pay interest on any Notes when the same becomes due and payable and such failure continues for a period of five days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

                  (2) failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten); or

                  (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a failure to comply with Section 4.10, 4.12, 4.14, 4.15, 4.16 or 5.01, which shall constitute Events of Default upon notice but without passage of time); or

                  (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Subsidiary of the Company (which, with respect to Indebtedness under the Credit Agreement will be the Term Loan B Maturity Date (as defined in the Credit Agreement)), or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness not paid at final stated maturity or which has been accelerated aggregates $1,000,000 or more at any time; or

                  (5) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 30 days after such judgment or judgments become final and non-appealable; or

                  (6) the Company or any Significant Subsidiary of the Company
         (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

                  (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (8) the lenders under the Credit Agreement commence proceedings to foreclose upon any assets of the Company or any of its Subsidiaries as a result of a default with respect to Obligations of at least $1,000,000; or

                  (9) any Guarantee ceases to be in full force and effect, any Guarantee is declared to be null and void and unenforceable, or any Guarantee is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantee in accordance with Section 11.06); or

                  (10) any material breach by the Company of a representation or warranty (as of the Issue Date) or covenant contained in the Securities Purchase Agreement.

         SECTION 6.02. Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

                  (b) If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (c) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of any premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Paragraph 7(a) of the Notes, then the Notes becoming due and payable pursuant to Section 6.01(a) or (b) shall be and become due and payable at the Relevant Redemption Price.

                  (d) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04. Waiver of Past Defaults.

                  Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal (other than principal due by reason of acceleration) of or interest on any Note as specified in clauses (1) and (2) of
Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

         SECTION 6.05. Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided, further, that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

         SECTION 6.06. Limitation on Suits.

                  A Holder, other than a state of the United States of America or a political subdivision thereof, may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request, provided that this Section 6.06(3) shall not apply to a Holder that is a State of the United States of America or a political subdivision thereof;

                  (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

                  (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.07. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor, if any, or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                  Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Fourth: to the Company, the Guarantors, if any, or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. Such costs shall not apply to, and such costs shall not be assessed in connection with, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

         SECTION 6.12. Qualification of Rights.

                  All the provisions of this Article Six, including, without limitation, rights of acceleration, remedies and priority of payments, are subject to the terms and provisions of Articles Ten and Eleven hereof relating to the subordination of the Obligations on the Notes and the Guarantors' Obligations.

                                  ARTICLE SEVEN

                                     TRUSTEE

         SECTION 7.01. Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 12.04 and
         12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer.

                  The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

         SECTION 7.06. Reports by Trustee to Holders.

                  Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

                  The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA
Section 313(d).

         SECTION 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants and counsel.

                  The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

         SECTION 7.08. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee in connection with the rights and duties hereunder prior to such replacement.

         SECTION 7.09. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

         SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

         SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01. Termination of the Company's Obligations.

                  The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in
Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) either (i) pursuant to Article Three, a notice of redemption to each Holder of the redemption of all of the Notes shall be given within three months under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest on the outstanding Notes, on the dates on which such payments are due and payable in accordance with the terms of this Indenture, to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes; and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

                  (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                  (d) the Company shall have paid all other sums payable by it hereunder; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06
shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section

2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.02. Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
(b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

                  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due,

                  (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof,

                  (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and

                  (iv) this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

         (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 through 4.21, clauses (2) and (3) of Section 5.01(a) and clauses (iii) and (iv) of
Section 5.01(c) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (solely with respect to Persons other than the Company) or 6.01(7) (solely with respect to Persons other than the Company) shall not constitute Defaults or Events of Default.

         SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                  (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an

         Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing (x) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or (y) insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its

         Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with (other than the condition in clause (d)(y)); and

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel substantially to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

         SECTION 8.04. Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.05. Repayment to the Company.

                  Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or a Guarantor. After payment to the Company or a Guarantor, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.06. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Without Consent of Holders.

                  The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                  (2) to comply with Article Five;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

                  (6) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder; or

                  (7) to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company or to reflect additional Guarantors;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

         SECTION 9.02. With Consent of Holders.

                  (a) Subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or any Guarantee, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company or the Guarantors with any provision of this Indenture, the Notes or the Guarantees without notice to any other Holder.

                  (b) No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note or Guarantee on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes;

                  (6) amend, modify, change or waive any provision of this
         Section 9.02;

                  (7) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated;

                  (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms hereof; or

                  (9) modify Article Ten or Eleven or the definitions used in Article Ten or Eleven to adversely affect the Holders of the Notes in any material respect.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03. Effect on Senior Debt.

                  No amendment of this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten of this Indenture or Guarantor Senior Debt under Article Eleven of this Indenture, without the written consent of such holder.

         SECTION 9.04. Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall, except as may otherwise be provided in any order of the SEC pursuant to TIA Section 304(d), comply with the TIA as then in effect.

         SECTION 9.05. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

         SECTION 9.06. Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

         SECTION 9.07. Trustee To Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized or permitted pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN

                                  SUBORDINATION

         SECTION 10.01. Notes Subordinated to Senior Debt.

                  The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes; provided, however, that the Indebtedness represented by the Notes shall cease to be so subordinate, junior and subject in right of payment upon any defeasance thereof in accordance with Article Eight.

         SECTION 10.02. No Payment on Notes in Certain Circumstances.

                  (a) Unless Section 10.04 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, and such default shall not have ceased to exist or have been cured or waived by or on behalf of the holders of such Senior Debt in accordance with the Credit Agreement, no payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight), by set-off or otherwise, shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise, in each case, other than payments in Junior Securities. In addition, unless Section 10.04 shall be applicable, if any other event of default occurs and is continuing with respect to any Senior Debt, as such event of default is defined in the instrument creating or evidencing such Senior Debt, permitting the holders of such Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the Senior Debt gives notice of the event of default to the Trustee (a "Nonpayment Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist in accordance with the Credit Agreement or the Trustee receives notice thereof from the Representative for the respective issue of Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight), by set-off or otherwise, with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise, in each case, other than payments in Junior Securities. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of the Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

         SECTION 10.03. Delay of Acceleration and Remedies

                  (a) If the Representative for the Senior Debt gives notice to the Trustee of a payment default under Section 10.02 (a "Payment Default Notice") or a Nonpayment Default Notice has been delivered to the Trustee, no action may be taken by the Trustee or the Holders to accelerate the payment of the Notes or the Guarantees or to enforce or collect payment on the Notes or the Guarantees or to commence, or join with any other creditor (other than the holders of the Senior Debt or their Representative) in commencing, any bankruptcy, receivership, reorganization, liquidation or insolvency proceeding, until the earliest to occur of any of the following (a "Standstill Termination Date"):

                  (i) the date of termination of the Credit Agreement and payment in full of the loans and other obligations outstanding thereunder and the occurrence of the Facility Termination Date (as defined in the Credit Agreement);

                  (ii) the date on which the Indebtedness outstanding under the Credit Agreement is accelerated and becomes due and payable in full; and

                  (iii) 105 days after the delivery of a Payment Default Notice or a Nonpayment Default Notice.

                  (b) Following the occurrence of the Standstill Termination Date, the Trustee or the Holders may take any action or remedy available hereunder or otherwise available under applicable law to enforce the Company's obligations of payment with respect to the Notes or the Guarantees.

         SECTION 10.04. Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character (other than payments by a trust previously established pursuant to Article Eight) is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise, other than payments or distributions in Junior Securities. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character (other than payments by a trust previously established pursuant to Article Eight), whether in cash, property or securities, other than payments or distributions in Junior Securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions of this Article Ten, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character (other than payments by a trust previously established pursuant to Article Eight), whether in cash, property or securities, other than in Junior Securities, shall be received by any Holder when such payment or distribution is prohibited by
Section 10.04(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                  (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

         SECTION 10.05. Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments.

         SECTION 10.06. Subrogation.

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

         SECTION 10.07. Obligations of the Company Unconditional.

                  Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt.

         SECTION 10.08. Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 10.09. Reliance on Judicial Order or Certificate of Liquidating
                        Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

         SECTION 10.10. Trustee's Relation to Senior Debt.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

         SECTION 10.11. Subordination Rights Not Impaired by Acts or Omissions
                        of the Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 10.12. Noteholders Authorize Trustee To Effectuate
                        Subordination of Notes.

                  Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right (but not the obligation) to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 10.13. This Article Ten Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

         SECTION 10.14. Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                   GUARANTEES

         SECTION 11.01. Unconditional Guarantee.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
11.05. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

         SECTION 11.02. Subordination of Guarantee.

                  Each Guarantor agrees, and each Holder by accepting a Guarantee agrees, that all Obligations owed under and in respect of such Guarantees are, to the extent and in the manner herein set forth, subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Guarantor Senior Debt of such Guarantor, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture.

         SECTION 11.03. Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.04. Release of a Guarantor.

                  Upon the sale or disposition of a Guarantor (or all or substantially all of its assets) to an entity which is not a Subsidiary of the Company in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under this Article Eleven and its Guarantee; provided, however, that any such termination shall occur only to the extent that all Obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a written request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04 and the other provisions of this Indenture. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

         SECTION 11.05. Limitation of Guarantor's Liability.

                  Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the Obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

         SECTION 11.06. Guarantors May Consolidate, Etc. on Certain Terms.

                  (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                  (b) Except as set forth in Article Four, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), either (x) the transaction is an Asset Sale consummated in accordance with
Section 4.16, or (y) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in such transaction), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Sale consummated in accordance with Section 4.16, upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

         SECTION 11.07. Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under this Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Consolidated Net Worth of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's Obligations with respect to this Guarantee.

         SECTION 11.08. Subordination of Guarantees.

                  Each Guarantor hereby irrevocably subordinates any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights to the prior payment in full in cash or Cash Equivalents of all Obligations on the Notes. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

         SECTION 11.09. Execution of Guarantee.

                  To evidence their guarantee to the Noteholders specified in
Section 11.01, the Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

         SECTION 11.10. No Payment on Guarantees in Certain Circumstances.

                  (a) Unless Section 11.11 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt or any Senior Debt guaranteed by a Guarantor (which Guarantee constitutes Guarantor Senior Debt of such Guarantor), no payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight), by set-off or otherwise, shall be made by or on behalf of the Guarantor or any other Person on its behalf with respect to any Obligations on the Notes or any of the Obligations of such Guarantor on its Guarantee, or to acquire any of the Notes for cash or property or otherwise, in each case other than payments in Junior Securities.

                  In addition, unless Section 11.11 shall be applicable, if any Nonpayment Default Notice is delivered in accordance with Section 10.02, then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Senior Debt terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), no Guarantor or any other Person on its behalf shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to Article Eight), by set-off or otherwise, with respect to any Obligations on the Notes or under its Guarantee or (y) acquire any of the Notes for cash or property or otherwise, in each case, other than payments in Junior Securities. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days.

No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Senior Debt shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period by the Representative of such Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.10(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

         SECTION 11.11. Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character (other than payments by a trust previously established pursuant to Article Eight) is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise, other than payments or distributions in Junior Securities. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character (other than payments by a trust previously established pursuant to Article Eight), whether in cash, property or securities, other than payments or distributions in Junior Securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions of this Article Eleven, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

                  (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Guarantor of any kind or character (other than payments by a trust previously established pursuant to Article Eight), whether in cash, property or securities, other than in Junior Securities, shall be received by any Holder when such payment or distribution is prohibited by
Section 11.11(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

         SECTION 11.12. Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 11.10 and 11.11, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
11.10 or 11.11, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, a Trust Officer shall have received the written notice provided for in the second sentence of Section 11.10(a) or in Section 11.15. Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Guarantor.

         SECTION 11.13. Subrogation.

                  Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Debt of such Guarantor until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Eleven which otherwise would have been made to the Holders shall, as between the Guarantors and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

         SECTION 11.14. Obligations of Each Guarantor Unconditional.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among any Guarantor, its creditors other than the holders of Guarantor Senior Debt, and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Debt.

         SECTION 11.15. Notice to Trustee.

                  The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Eleven. Regardless of anything to the contrary contained in this Article Eleven or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or a Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Guarantor Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 11.16. Reliance on Judicial Order or Certificate of Liquidating
                        Agent.

                  Upon any payment or distribution of assets of any Guarantor referred to in this Article Eleven, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

         SECTION 11.17. Trustee's Relation to Guarantor Senior Debt.

                  The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative, if any.

         SECTION 11.18. Subordination Rights Not Impaired by Acts or Omissions
                        of a Guarantor or Holders of Guarantor Senior Debt.

                  No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against such Guarantor and any other Person.

         SECTION 11.19. Noteholders Authorize Trustee To Effectuate
                        Subordination of Guarantees.

                  Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders of Notes, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business as assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 11.20. This Article Eleven Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

         SECTION 11.21. Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Eleven will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

         SECTION 12.01. TIA Controls.

                  Except as may otherwise be provided in any order of the SEC pursuant to TIA Section 304(d), if any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 12.02. Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                           Medical Device Manufacturing, Inc.
                           200 West 7th Avenue
                           Collegeville, PA  19426
                           Facsimile No.:  (610) 409-2470
                           Attn:  Andrew G. Freed

                  with a copy to:

                           KRG Capital Partners L.L.C.
                           1515 Arapahoe Street
                           Tower One, Suite 1500
                           Denver, CO  80202
                           Facsimile No.:  (303) 390-5015
                           Attn:  Bruce Rogers and
                                  Steven D. Neuman

                                       and

                           Hogan & Hartson LLP
                           1200 17th Street
                           Suite 1510
                           Denver, CO  80282
                           Facsimile No.:  (303) 899-7333
                           Attn:  Steven A. Cohen

                  if to the Trustee:

                           [                       ]
                           Facsimile No.:  [             ]
                           Attn:  Corporate Trust Department

                  Each of the Company, the Guarantors, if any, and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors, if any, or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.03. Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

         SECTION 12.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 12.07. Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.08. GOVERNING LAW.

                  THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401). EACH OF THE COMPANY AND EACH GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

         SECTION 12.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.10. No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company, the Guarantors, if any, or the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 12.11. Successors.

                  All agreements of the Company and the Guarantors, if any, in this Indenture, the Notes and the Guarantees, if any, shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.12. Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 12.13. Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes or the Guarantees, if any, shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                           Issuer:

                                           MEDICAL DEVICE MANUFACTURING, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           Guarantors:


G & D, INC., d/b/a STAR                    UTI CORPORATION
    GUIDE CORPORATION
By:                                        By:
      ------------------------                 ---------------------------------
      Name:                                    Name:
      Title:                                   Title:


MEDICAL ENGINEERING                        UTI ACQUISITION CORP.
    RESOURCES, LTD.
By:                                        By:
      ------------------------                 ---------------------------------
      Name:                                    Name:
      Title:                                   Title:


NOBLE-MET, LTD.                            SPECTRUM MANUFACTURING, INC.

By:                                        By:
      ------------------------                 ---------------------------------
      Name:                                    Name:
      Title:                                   Title:


                                           Trustee:

                                           [                       ],
                                              as Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title: